UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of

the Securities Exchange Act Of 1934

Filed by the Registrant  ☒        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Momentive Global Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Stockholder:

We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Momentive Global Inc. (”Momentive” or “the Company”), to be held on Tuesday, June 7, 2022, at 12:00 p.m., Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MNTV2022 (please have your notice or proxy card in hand when you visit the website).

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone or by mail.

On behalf of the Company’s board of directors, we would like to express our appreciation for your support of and interest in Momentive.

Sincerely,

David A. Ebersman	Zander Lurie
Chair of the Board of Directors	Chief Executive Officer and Director

MOMENTIVE GLOBAL INC.

One Curiosity Way

San Mateo, California 94403

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	June 7, 2022 at 12:00 p.m., Pacific Time

Place

The Annual Meeting will be a completely virtual audio meeting of stockholders, to be conducted via live audio webcast. You will be able to attend the virtual Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MNTV2022.

Items of Business

•  To approve the amendment of the Certificate of Incorporation of the Company to declassify the board of directors.

•  To elect three directors as specified in the proxy statement.

•  To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.

•  To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

•  To transact such other business that may properly come before the Annual Meeting or any adjournment thereof.

Record Date	April 12, 2022 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting to be Held on June 7, 2022. Our proxy materials, including the Proxy Statement and Annual Report to Stockholders, are being made available on or about April 25, 2022 at the following website: www.proxyvote.com, as well as on our investor relations webpage at investor.momentive.ai in the “Financial Information” section under “SEC Filings.” We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.

By Order of the Board of Directors,

Lora D. Blum
Chief Legal Officer and Secretary

San Mateo, California

April 25, 2022

Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about April 25, 2022.

MOMENTIVE GLOBAL INC.

PROXY STATEMENT

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 12:00 p.m., Pacific Time, on June 7, 2022

This proxy statement (this “Proxy Statement”) and form of proxy are being provided to you in connection with the solicitation of proxies by our board of directors for use at our 2022 Annual Meeting of Stockholders, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on June 7, 2022 at 12:00 p.m., Pacific Time, via live audio webcast at www.virtualshareholdermeeting.com/MNTV2022. Stockholders of record as of April 12, 2022 (the “Record Date”) are invited to attend the Annual Meeting and are entitled to vote on the proposals described in this Proxy Statement.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) is first being mailed on or about April 25, 2022 to all stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.

Why am I receiving these materials?

Our board of directors is providing these proxy materials to you in connection with our board of directors’ solicitation of proxies for use at the Annual Meeting, which will take place on June 7, 2022. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and our Annual Report, as filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2022. The Notice includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone or how to request a paper copy of the proxy materials. This Proxy Statement and the Annual Report are available at www.proxyvote.com. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.

What proposals will be voted on at the Annual Meeting?

There are four proposals scheduled to be voted on at the Annual Meeting:

•	to approve the amendment of the Certificate of Incorporation of the Company to declassify the board of directors;

•	the election of Alexander J. “Zander” Lurie, Dana Evan and Sagar Gupta as directors as specified in the proxy statement;

•	to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers; and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

At the time this Proxy Statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

•	FOR the approval of the amendment of the Certificate of Incorporation of the Company to declassify the board of directors;

•	FOR the election of each of Alexander J. “Zander” Lurie, Dana Evan and Sagar Gupta as directors as specified in the proxy statement;

•	FOR the approval of the non-binding resolution on Named Executive Officer compensation; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 12, 2022, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 150,264,218 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.

Do I have to do anything in advance if I plan to attend the Annual Meeting?

The Annual Meeting will be a virtual audio meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MNTV2022. You also will be able to vote your shares electronically at the Annual Meeting.

To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The live audio webcast will begin promptly at 12:00 p.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•

You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on June 6, 2022 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.

•

You may vote by telephone. To vote by telephone, dial 1-800-690-6903 (the call is toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on June 6, 2022 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

•

You may vote by mail. To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), you need to complete, date and sign the proxy card and return it promptly by mail in the envelope provided so that it is received no later than June 6, 2022. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.

•

You may vote at the Annual Meeting. To vote at the meeting, following the instructions at www.virtualshareholdermeeting.com/MNTV2022 (have your Notice or proxy card in hand when you visit the website).

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•	delivering a written revocation to our Secretary at Momentive Global Inc., One Curiosity Way, San Mateo, California 94403, by 11:59 p.m., Eastern Time, on June 6, 2022; or

•	following the instructions at www.virtualshareholdermeeting.com/MNTV2022.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given; however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	FOR the approval of the amendment of the Certificate of Incorporation of the Company to declassify the board of directors (Proposal No. 1);

•	FOR the election of Alexander J. “Zander” Lurie, Dana Evan and Sagar Gupta as directors as specified in the proxy statement (Proposal No. 2);

•	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officer (Proposal No. 3);

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal No. 4); and

•	in the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described above under “Can I change my vote or revoke my proxy?”

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposals No. 1 (declassification of board of directors), No. 2 (election of directors), and No. 3 (say-on-pay) are non-routine matters, while Proposal No. 4 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposals No. 1, No. 2 and No. 3, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 4. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposals No. 2, 3 and 4.)

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. As noted above, as of the Record Date, there were a total of 150,264,218 shares of common stock outstanding, which means that 75,132,110 shares of common stock must be represented at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

How many votes are needed for approval of each proposal?

•

Proposal No. 1: The approval of the amendment of the Certificate of Incorporation of the Company to declassify the board of directors requires an affirmative vote of the holders of at least 66% of the voting power of all then outstanding shares of our capital stock entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST the proposal.

•

Proposal No. 2: The election of directors as specified in the proxy statement requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST the proposal.

•

Proposal No. 3: This proposal, commonly referred to as the “say-on-pay” proposal, requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Since this proposal is an advisory vote, the result will not be binding on our board of directors. Our board of directors and the compensation committee values stockholders’ opinions and will take into account the outcome of the advisory vote when considering future executive compensation decisions. Abstentions will have the same effect as a vote AGAINST the proposal.

•

Proposal No. 4: The ratification of the appointment of Ernst & Young LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

What does it mean if I received more than one Notice?

If you receive more than one Notice, you hold shares that may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report to stockholders and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

Momentive Global Inc.

Attention: Secretary

One Curiosity Way

San Mateo, California 94403

(650) 543-8400

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that will be filed within four business days after the Annual Meeting. If final voting results are not available to us at that time, we will file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 26, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Stockholder proposals should be addressed to:

Momentive Global Inc.

Attention: Secretary

One Curiosity Way

San Mateo, California 94403

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2023 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 9, 2023; and

•	not later than March 11, 2023.

In the event that we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2023 annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business is managed under the direction of our board of directors, which is currently comprised of ten members. Nine of our ten directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors is currently divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, provided, however, that if Proposal No. 1 to approve the amendment to the Certificate of Incorporation of the Company to declassify the board of directors is approved, each class of directors up for election will be elected to a one-year term.

Upon the recommendation of our nominating and corporate governance committee, we are nominating Alexander J. “Zander” Lurie, Dana Evan and Sagar Gupta as directors at the Annual Meeting. If elected, and Proposal No. 1 is approved, Ms. Evan and Messrs. Lurie and Gupta will each hold office for a one-year term until the annual meeting of stockholders to be held in 2023 or until their successors are elected and qualified. If elected, and Proposal No. 1 is not approved, Ms. Evan and Messrs. Lurie and Gupta will each hold office for a three-year term until the annual meeting of stockholders to be held in 2025 or until their successors are elected and qualified.

The following table sets forth the names, ages as of March 31, 2022, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing directors. Brad D. Smith resigned as a member of our board of directors effective February 28, 2022:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for which Nominated(5)
Alexander J. “Zander” Lurie	I	48	Chief Executive Officer & Director	2009	2022	2025
Dana L. Evan(1)	I	62	Director	2012	2022	2025
Sagar Gupta (4)	I	34	Director	2022	2022	2025
Ryan Finley (2)	II	45	Director	1999	2023
Benjamin C. Spero(1)(2)	II	46	Director	2009	2023
Serena J. Williams	II	40	Director	2017	2023
Susan L. Decker(1)(3)(4)	III	59	Director	2017	2024
David A. Ebersman(3)(4)	III	52	Chair of the Board	2015	2024
Erika H. James(3)	III	52	Director	2018	2024
Sheryl K. Sandberg(2)	III	52	Director	2015	2024

(1)	Member of our audit committee.

(2)	Member of our compensation committee.

(3)	Member of our nominating and corporate governance committee.

(4)	Member of our strategic committee.

(5)

If Proposal No. 1 to approve the amendment to the Certificate of Incorporation of the Company to declassify the board of directors is approved, each of the directors up for election will be elected to a one-year term expiring in 2023.

Director Nominees

Alexander J. “Zander” Lurie. Mr. Lurie has served as our Chief Executive Officer since January 2016, and he has served as a member of our board of directors since December 2009, including as Chair of our board of directors from July 2015 to January 2016. Mr. Lurie also has twice served as our interim Chief Financial Officer: most recently from March 5, 2021 through June 28, 2021, following the departure of Deborah L. Clifford, our former Chief Financial Officer; and previously, from April 1, 2019 through July 7, 2019, following the retirement of Timothy J. Maly, our former Chief Financial Officer and Chief Operating Officer. Prior to joining Momentive, Mr. Lurie served as Senior Vice President of Entertainment at GoPro, a consumer company focused on building cameras, software and accessories, from November 2014 until January 2016. From February 2013 to January 2014, Mr. Lurie served as Executive Vice President for Guggenheim Digital Media, an internet media company. From April 2010 to August 2012, Mr. Lurie served as Senior Vice President, Strategic Development at CBS, a mass media corporation. From February 2008 to April 2010, Mr. Lurie served as Chief Financial Officer and Head of Business Development for CBS Interactive, a division of CBS. Mr. Lurie came to CBS Interactive via its acquisition of CNET Networks, a media website focused on technology and consumer electronics, where he served as head of Corporate Development from February 2006 to February 2008, and just prior to the acquisition he also served as Chief Financial Officer. Mr. Lurie began his career in the investment banking group at J.P. Morgan where he led equity transactions and mergers and acquisitions in the internet sector. Mr. Lurie has served on the board of directors of GoPro since February 2016. Mr. Lurie holds a J.D. and M.B.A. from Emory University and a B.A. in political science from the University of Washington.

Mr. Lurie was selected to serve on our board of directors because of the perspective and experience he brings as our Chief Executive Officer and his extensive background as an executive of companies in the technology industry.

Dana L. Evan. Ms. Evan has served as a member of our board of directors since March 2012. From 2013 to July 2020, Ms. Evan served as a Venture Partner at Icon Ventures, a venture capital firm, and since July 2007, has invested in and served on the boards of directors of companies in the internet, technology and media sectors. From May 1996 until July 2007, Ms. Evan served as Chief Financial Officer of VeriSign, a provider of intelligent infrastructure services. Ms. Evan currently serves on the board of directors of Box, a cloud content management company, Farfetch Limited, a fashion industry technology platform provider and marketplace, and Domo, a business cloud software-as-a-service provider. In April 2019, Ms. Evan was selected as Director of the Year by the National Association of Corporate Directors (NACD). Ms. Evan holds a B.S. in commerce from Santa Clara University and is a certified public accountant (inactive).

Ms. Evan was selected to serve on our board of directors because of her experience in operations, strategy, accounting and financial management and investor relations at both publicly and privately-held technology companies.

Sagar Gupta. Mr. Gupta has served as a member of our board of directors since March 2022. Mr. Gupta has served as a Senior Analyst and Head of Technology, Media and Telecommunications (“TMT”) Investing at Legion Partners, a value-oriented activist investment manager, since January 2018. Previously, from March 2015 to March 2018, Mr. Gupta was a member of the founding team at Finchwood Capital, a concentrated, long/short TMT equity hedge fund. Prior to Finchwood, from March 2014 to February 2015, he was at Balyasny Asset Management, a multi-strategy hedge fund, where he focused on TMT long/short equity investing and from July 2012 to March 2014 was at KKR & Co. Inc. as a member of the special situations and private debt investment teams. Mr. Gupta began his career as an investment banker with UBS. He holds a B.S. in business administration from the Haas School of Business at the University of California, Berkeley.

Mr. Gupta was selected to serve on our board of directors because of his experience in the financial services industry.

Continuing Directors

Ryan Finley. Mr. Finley started SurveyMonkey in 1999 and has served as a member of our board of directors since our founding. Mr. Finley also currently serves on the Board of Trustees of the Portland Art Museum. Mr. Finley studied computer science at the University of Wisconsin-Madison.

Mr. Finley was selected to serve on our board of directors because of his perspective and experience as our founder.

Benjamin C. Spero. Mr. Spero has served as a member of our board of directors since April 2009. Mr. Spero has served as a Managing Director at Spectrum Equity, a growth stage private equity firm, since January 2001. Mr. Spero currently serves on the boards of directors of numerous privately-held companies, and he previously served on the board of GrubHub, an online food ordering company, and Ancestry.com, a genealogy company. Mr. Spero holds a B.A. in economics and history from Duke University.

Mr. Spero was selected to serve on our board of directors because of his experience in the venture capital industry and as a director of both publicly and privately held technology companies.

Serena J. Williams. Ms. Williams has served on our board of directors since May 2017. Ms. Williams began her career as a professional tennis player in 1995 and has won 23 career Grand Slam singles titles. Ms. Williams is also an activist, fashion designer, marketer and brand builder, and a dedicated philanthropist. Since giving birth in 2017 and returning to Grand Slam finals play, she has also been an advocate for women, mothers and future mothers. In 2014, Ms. Williams created Serena Ventures, a venture fund and investing firm, which focuses on investing in companies that embrace diverse leadership, individual empowerment, creativity and opportunity. In 2015, Ms. Williams joined forces with her sister Venus to establish The Williams Sister Fund to support joint philanthropic projects, beginning with the Yetunde Price Resource Center in Compton, California, which ensures individuals affected by violence and trauma have access to the resources they need to help them heal physically, emotionally and spiritually. Additionally, Ms. Williams has served as a Goodwill Ambassador with UNICEF since 2011. Ms. Williams served as executive producer for the 2021 film “King Richard” and her 2018 HBO sports documentary series, “Being Serena,” was nominated for three Sports Emmy Awards and a Peabody Award. In September 2019, Ms. Williams’ fashion brand, S by Serena, made its New York Fashion Week debut and launched its jewelry line shortly thereafter. Since January 2019, she has served as a member of the board of directors of Poshmark, Inc., a social marketplace for new and secondhand style.

Ms. Williams was selected to serve on our board of directors because of her experience and perspective as an entrepreneur and developer of her global personal brand.

Susan L. Decker. Ms. Decker has served as a member of our board of directors since November 2017. In February 2018, Ms. Decker founded Raftr, a communications and event platform for university campuses, and she also serves as its Chief Executive Officer. Ms. Decker has served on various boards of directors of several public and private companies since 2009. Currently, those include Berkshire Hathaway, a conglomerate holding company, Vail Resorts, a ski resorts operator, Costco, an operator of warehouse clubs, Vox Media, a digital media company, InterPrivate II Acquisition Corp., a special purposes acquisition company, and Automattic, a private web development company. From June 2000 to April 2009, Ms. Decker served in various executive management positions at Yahoo, a web services provider, including President from June 2007 to April 2009, Executive Vice President, Advertiser and Publisher Group from December 2006 to June 2007 and Chief Financial Officer from June 2000 to June 2007. Prior to Yahoo, she served as Director of Global Research at Donaldson, Lufkin & Jenrette, an investment bank. Ms. Decker is a Chartered Financial Analyst and served on the

Financial Accounting Standards Advisory Council. Ms. Decker holds a B.S. from Tufts University, with a double major in computer science and economics, and an M.B.A. from Harvard Business School.

Ms. Decker was selected to serve on our board of directors because of her executive experience at a public technology company and her financial expertise as a former equity securities analysist and her service on the boards of directors of numerous public companies.

David A. Ebersman. Mr. Ebersman has served as a member of our board of directors since June 2015. Since January 2015, Mr. Ebersman has served as co-founder and Chief Executive Officer of Lyra Health, a behavioral health care technology company. From September 2009 to June 2014, Mr. Ebersman served as Chief Financial Officer of Facebook, an online social networking company. Prior to Facebook, Mr. Ebersman served in various positions at Genentech, a biotechnology company, most recently as Chief Financial Officer and Executive Vice President from March 2005 to April 2009. Mr. Ebersman currently serves as a member of the board of directors of Castlight Health, a health technology company. Mr. Ebersman holds an A.B. in international relations and economics from Brown University and was selected for a Henry Crown Fellowship in 2000.

Mr. Ebersman was selected to serve on our board of directors because of his perspective and leadership experience with technology companies.

Erika H. James. Ms. James has served as a member of our board of directors since August 2018. Ms. James joined the board of directors of Morgan Stanley in January 2022 and has served as the Dean of the Wharton School at the University of Pennsylvania since July 2020. From July 2014 to May 2020, Ms. James served as Dean of Emory University’s Goizueta Business School. From January 2012 to July 2014, Ms. James served as Senior Associate Dean for Executive Education at Darden School of Business, University of Virginia and was the President of the Institute for Crisis Management, a consulting and research organization for crisis preparedness and response, from November 2012 to June 2014. Ms. James holds a B.A. in psychology from Pomona College and a Ph.D. in organizational psychology from the University of Michigan.

Ms. James was selected to serve on our board of directors because of her extensive leadership experience in higher education.

Sheryl K. Sandberg. Ms. Sandberg has served as a member of our board of directors since July 2015. Ms. Sandberg has served as Chief Operating Officer of Meta Platforms, Inc. (formerly known as Facebook, Inc.) since March 2008. Ms. Sandberg has served as a member of Meta’s board of directors since June 2012, and previously served as a member of the boards of directors of The Walt Disney Company from March 2010 to March 2018 and Starbucks from March 2009 to March 2012. From November 2001 to March 2008, Ms. Sandberg served in various positions at Google, most recently as Vice President of Global Online Sales & Operations. Ms. Sandberg is also a former Chief of Staff of the U.S. Treasury Department and previously served as a consultant with McKinsey & Company, a management consulting company, and as an economist with The World Bank. Ms. Sandberg holds an A.B. in economics from Harvard University and an M.B.A. from Harvard Business School.

Ms. Sandberg was selected to serve on our board of directors because of her extensive senior management experience at public internet and technology companies.

Director Independence

Our common stock is listed on the Nasdaq Global Select Stock Market. Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within a specified period after the completion of its initial public offering. In addition, the listing standards of

Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3 and under the listing standards of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, board of directors, or any other board committee, (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the listing standards of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to, (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director, and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Mses. Decker, Evan, James, Sandberg, and Williams and Messrs. Ebersman, Finley, Gupta and Spero do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” In addition, our board of directors has determined that all members of our audit, compensation, and nominating and corporate governance committees are independent.

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Mr. Ebersman currently serves as the Chair of our board of directors. The general policy outlined in our Corporate Governance Guidelines is that the Chair of the board of directors and the CEO positions may, but need not be, served by the same person. Currently, the Chair of our board of directors and the CEO positions are served by separate individuals. Our board of directors believes that the current board leadership structure provides effective independent oversight of management while allowing our board of directors and management to benefit from Mr. Ebersman’s years of experience in leadership and executive roles in the technology industry.

Board and Stockholder Meetings and Committees

During the fiscal year ended December 31, 2021, our board of directors held 11 meetings (including regularly scheduled and special meetings) and acted by unanimous written consent from time to time.

In order to encourage and enhance communication among independent directors, our independent directors meet in executive session without management directors or company management at least twice per year, as provided in our corporate governance guidelines. Each director, with the exception of Ms. Williams, attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director, and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. Ms. Williams attended less than 75% of the total number of meetings of our board of directors held during the last fiscal year.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. At our 2021 annual meeting of stockholders, held on June 2, 2021, all but two of our directors attended.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, which are standing committees of the board of directors. Additionally, in connection with the exploration and evaluation of strategic alternatives available to the Company, our board of directors established a strategic committee in August 2021. The current membership of our committees and the number of meetings held by each committee in fiscal year 2021 is set forth below. Each of our standing committees operates under a written charter that complies with the applicable requirements of the Nasdaq listing standards and the applicable rules and regulations of the SEC. Each of the charters is posted on the “Governance” section of our investor relations website at investor.momentive.ai/governance/governance-documents.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Committee
Susan L. Decker	Member		Member	Chair
Ryan Finley(1)		Member
Sagar Gupta(2)				Member
David A. Ebersman			Member	Member
Dana L. Evan	Chair
Erika H. James			Chair
Sheryl K. Sandberg		Member
Benjamin C. Spero(3)	Member	Chair

Total Number of Meetings	4	5	3	15

(1)	Mr. Finley was appointed as a member of the compensation committee effective February 28, 2022, replacing Mr. Smith who resigned therefrom on February 28, 2022.

(2)	Mr. Gupta was appointed as a member of the strategic committee, replacing Mr. Smith who resigned therefrom on February 28, 2022.

(3)	Mr. Spero was appointed as Chair of the compensation committee effective February 28, 2022, replacing Mr. Smith who resigned therefrom on February 28, 2022.

Audit Committee

Our audit committee is responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and overseeing performance of the independent registered public accounting firm;

•

reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	reviewing our financial statements and our critical accounting policies and estimates;

•	reviewing the adequacy and effectiveness of our internal controls;

•	developing and overseeing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls or audit matters;

•	overseeing our policies on risk assessment and risk management;

•	overseeing compliance with our code of business conduct and ethics;

•	reviewing related party transactions; and

•	pre-approving all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Each of the members of our audit committee meets the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Each member of our audit committee also meets the financial literacy and sophistication requirements of the listing standards of Nasdaq. In addition, our board of directors has determined that each of Mses. Decker and Evan and Mr. Spero is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933.

Compensation Committee

Our compensation committee is responsible for, among other things:

•	reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers;

•	administering our equity compensation plans;

•	reviewing and approving and making recommendations to our board of directors regarding incentive compensation and equity compensation plans;

•	establishing and reviewing general policies relating to compensation and benefits of our employees; and

•	making recommendations regarding non-employee director compensation to our full board of directors.

Each of the members of our compensation committee meets the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•	identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

•	evaluating the performance of our board of directors and of individual directors;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	approving our committee charters;

•	overseeing compliance with our code of business conduct and ethics;

•	contributing to succession planning;

•	reviewing actual and potential conflicts of interest of our directors and officers other than related party transactions reviewed by our audit committee; and

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Each of the members of our nominating and corporate governance committee meets the requirements for independence under the listing standards of Nasdaq.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, experience of particular relevance to us and the board of directors, accomplishments, superior credentials, independence, area of expertise, and the highest ethical and moral standards. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating committee may take into account the benefits of diverse viewpoints. Any search firm retained by our nominating and corporate governance committee to find director candidates would be instructed to take into account all of the considerations used by our nominating and corporate governance committee. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Board of Directors Diversity Matrix

Our board of directors and nominating and corporate governance committee are committed to diversity of experience, gender, race and ethnicity, and seeks to ensure that there is diversity of thought among our directors. We believe that diversity of thought stems from many factors including professional experience, life experience, socio-economic background, gender, race, ethnicity, religion, skill set, and geographic representation. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, abilities, and shareholder and community representation that will allow the board of directors to fulfill its responsibilities.

In August 2021, the SEC approved a Nasdaq Stock Market proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new Nasdaq listing rules require all Nasdaq listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The rules also require most Nasdaq listed companies to have, or explain why they do not have, at least two diverse directors, including one who self-identifies as female and one who self-identifies as either an under-represented minority or LGBTQ+. In this regard, five self-identify as female, and four self-identify as an under-represented minority. Accordingly, the Company is in compliance with Nasdaq’s diversity requirement. This new Nasdaq disclosure is also aligned with recent requirements by the State of California, where our headquarters is located, regarding board diversity. The Board Diversity Matrix below presents our board of directors’ diversity statistics in the format prescribed by the Nasdaq rules.

Board Diversity Matrix (As of March 31, 2022)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	5	3		2

Part II: Demographic Background

African American or Black	2

Alaskan Native or Native American

Asian		1

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	2	2

Two or More Races or Ethnicities	1

LGBTQ+

Did Not Disclose Demographic Background				2

Stockholder Recommendations for Nominations to the Board of Directors

There were no material changes to the procedures described in our proxy statement relating to the 2021 annual meeting of stockholders by which stockholders may recommend nominees to our board of directors.

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders of our company who are stockholders of record at the time of the submission of the director recommendation and on the record date for the determination of stockholders entitled to vote at the annual meeting, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.

A stockholder that wants to recommend a candidate for election to our board of directors should direct the recommendation in writing by letter to the Company, attention of the Chief Legal Officer or the Legal Department, at Momentive Global Inc., One Curiosity Way, San Mateo, California 94403. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Momentive and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on our board of directors.

Communications with the Board of Directors

Interested parties wishing to communicate with our non-management directors may do so by writing to the board of directors or to the particular member or members of our board of directors and mailing the correspondence to our Chief Legal Officer at Momentive Global Inc., One Curiosity Way, San Mateo, California 94403. Our Chief Legal Officer or Legal Department, in consultation with appropriate members of our board of directors, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chair of our board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations webpage at investor.momentive.ai in the “Governance” section. We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process which risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. In addition to oversight of the performance of our external audit function, our audit committee also monitors compliance with legal and regulatory requirements and reviews related party transactions. Our nominating and corporate governance committee monitors the effectiveness of our Corporate Governance Guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Non-Employee Director Compensation

In August 2018, our board of directors approved a compensation policy for our non-employee directors (the “director compensation policy”), which was most recently amended in August 2019. The director compensation policy was developed with input from our independent compensation consultant firm, Compensia, Inc. regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward non-employee directors.

Under our director compensation policy, each non-employee director is entitled to receive the cash and equity compensation for board services as described below. We also reimburse our non-employee directors for reasonable, customary and documented expenses for travel to board meetings. The director compensation policy includes a maximum annual limit of cash payments in any fiscal year of $200,000 (increased to $300,000 with respect to non-employee directors who serve in the capacity of Chair of the board of directors, lead outside director and/or audit committee chair at any time during the fiscal year).

Additionally, the director compensation policy provides, subject to the adjustment provisions contained in the director compensation policy, that no non-employee director may be granted, in any fiscal year, equity awards with a grant date fair value of greater than $750,000, increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee director. For purposes of this limitation, the value of equity awards is based on the grant date fair value determined using the same methodology our board of directors or our compensation committee uses to determine the grant date fair value of equity awards to our executive officers. Pursuant to the methodology, the value of RSUs will be determined by using the average closing price of our common stock over a period of time prior to the date of grant (not to exceed 120 days), with such period of time to be determined by our board of directors or our compensation committee, and the value of nonstatutory stock options will be determined by using a ratio of non-statutory stock options to RSUs, with such ratio to be determined by our board of directors or our compensation committee, not to exceed 4:1. Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitations. The maximum limits do not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Cash Compensation

Under our director compensation policy, non-employee directors are entitled to receive the following annual cash compensation for their respective services. Members of the strategic committee are not entitled to receive compensation for their services.

Annual Cash Compensation for Non-Employee Directors
	Board of Directors	Audit Committee	Compensation Committee	Nominating & Governance Committee

Member	$30,000	$8,000	$5,000	$3,500

Chair	$42,000	$20,000	$10,000	$7,500

Chairs of our board or its committees are paid at the “chair” rate and are not paid additional member fees. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

Equity Compensation

Initial Grant. Each person who first becomes a non-employee director will receive, on the date of the first board of director or compensation committee meeting occurring on or after the date on which such individual first becomes a non-employee director, an award consisting of non-statutory stock options and RSUs, or the initial grant, with a combined value of $320,000. The allocation of value between non-statutory stock options and RSUs subject to the initial grant will be determined in accordance with the methodology described above. The non-statutory stock options subject to the initial grant will be scheduled to vest as to 1/12th of the shares subject to the grant on each quarterly anniversary of the commencement of the non-employee director’s service as a non-employee director, and the RSUs subject to the initial grant will be scheduled to vest as to 1/12th of the RSUs on a quarterly basis, in both such instances, if on such dates the non-employee director has remained in continuous service as a director.

Annual Grant. Each non-employee director will receive, annually, an award consisting of non-statutory stock options and RSUs (the “annual grant”) with a combined value of $160,000. The allocation of value between non-statutory stock options and RSUs subject to the annual grant will be determined in accordance with the methodology described above. The non-statutory stock options subject to the annual grant will be scheduled to vest as to 1/12th of the shares subject to the grant on each monthly anniversary of the date of grant, and the RSUs subject to the annual grant will be scheduled to vest as to 1/4th of the RSUs on a quarterly basis, in both such instances, if on such dates the non-employee director has remained in continuous service as a director.

In the event of a “change in control” (as defined in our 2018 Equity Incentive Plan (the “2018 Plan”)), each non-employee director will fully vest in his or her outstanding initial grant or annual grant(s), provided that the non-employee director continues to be a non-employee director through the date of such “change in control.” Additionally, if a non-employee director’s service is terminated due to his or her death or Disability (as defined in the 2018 Plan), such non-employee director will fully vest in his or her outstanding initial grant or annual grant(s) granted on or after January 1, 2020.

For information about the compensation of directors who are also our employees, see the section titled “Executive Compensation.”

Director Compensation in Fiscal 2021

The following table provides information regarding compensation of our non-employee directors for service as directors for 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)	RSUs Outstanding (#)(2)	Options Outstanding (#)(2)
David A. Ebersman	45,500	63,574	65,752	174,826	1,728	236,176
Susan L. Decker	41,500	63,574	65,752	170,826	1,728	236,176
Dana L. Evan	50,000	63,574	65,752	179,326	1,728	236,176
Ryan Finley	30,000	63,574	65,752	159,326	1,728	26,176
Erika H. James	37,000	63,574	65,752	166,826	8,290	135,551
Sheryl K. Sandberg(3)	—	—	—	—	—	—
Brad D. Smith(4)	40,000	63,574	65,752	169,326	1,728	236,176
Benjamin C. Spero(5)	43,000	63,574	65,752	172,326	1,728	26,176
Serena J. Williams	30,000	63,574	65,752	159,326	1,728	236,176

(1)

The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant-date fair value of the RSUs and stock options awarded to the non-employee director in 2021, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“ASC Topic 718”). Such grant-date fair value does not take into account any estimated forfeitures related to service vesting conditions. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in these columns are set forth in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 14, 2022.

(2)	As of December 31, 2021, our non-employee directors held outstanding RSUs and outstanding stock options to purchase the number of shares of common stock set forth in each column.

(3)

Ms. Sandberg has declined to receive any compensation for her service as our director. She plans to donate the remaining shares beneficially owned by her (or the proceeds from the sale thereof) to the Sheryl Sandberg and Dave Goldberg Family Foundation as part of fulfilling their philanthropic commitment to the Giving Pledge.

(4)	Mr. Smith resigned as a member of our board of directors effective February 28, 2022.

(5)	Mr. Spero disclaims any compensation for his service as our director and directs it to funds affiliated with Spectrum Equity.

PROPOSAL NO. 1

APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO DECLASSIFY THE BOARD OF DIRECTORS

Background

Our board of directors is currently comprised of ten members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms.

Pursuant to a letter agreement with Legion Partners Asset Management, LLC and certain related persons and entities, we agreed to submit at this Annual Meeting a proposal to phase out the classification of the terms of our directors. After considering the advantages and disadvantages of declassification, our board of directors has determined it is advisable and in the best interests of the Company and our stockholders to amend and restate our Certificate of Incorporation, in accordance with the General Corporation Law of the State of Delaware, to phase out of the classified board structure so that the board of directors is fully declassified by the 2025 annual meeting of stockholders.

If this proposal is approved, commencing with the election of directors at this Annual Meeting, all directors shall be elected annually for terms of one year, and each director elected at or after this Annual Meeting shall hold office until the next succeeding annual meeting of stockholders and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. To ensure a smooth transition to the new declassified structure of the board of directors and to permit the current directors to serve out the three-year terms to which the stockholders elected the directors, this proposal will not shorten the term of any director elected before this Annual Meeting. Thus, at the 2023 annual meeting of stockholders, if re-nominated, the Class I and Class II directors would be up for re-election for one-year terms. At the 2024 annual meeting of stockholders, all directors will be up for re-election for one-year terms and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

This proposal, if approved, would not change the board of directors’ authority to change the present number of directors and to fill any vacancies or newly created directorships. Any director appointed to fill newly created director seats or vacancies would hold office for the remaining term of his or her predecessor, which would be for a term expiring at the next annual meeting of stockholders following his or her appointment.

In addition, a provision in a Delaware company’s organizational documents that provides that a director may only be removed “for cause” by the stockholders is not valid if the company has a nonclassified board of directors. As a result, the amended and restated Certificate of Incorporation also eliminates the “for cause” requirement for stockholder removal of a director, and our board of directors has also conditionally approved a conforming amendment to our amended and restated bylaws to provide that a director may be removed from office by the stockholders with or without cause. Further, in connection with this proposal, our board of directors previously approved an amendment to our amended and restated bylaws to adopt a majority voting standard in uncontested elections of directors.

Proposed Amendment

The board of directors is asking our stockholders to approve the amendment to the fifth article of our current Certificate of Incorporation. The text of the amendment is attached hereto as Appendix A, with additions marked with bold, underlined text and deletions indicated by strike-out text.

Reasons for the Amendment

This proposal is a result of the board of directors’ ongoing review of our corporate governance policies. In addition, pursuant to a letter agreement with Legion Partners Asset Management, LLC and certain related persons and entities, we agreed to submit at this Annual Meeting a proposal to phase out the classification of the terms of our directors. A classified board structure can be viewed as diminishing a board’s accountability to stockholders because such structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Annual voting allows stockholders to express their views on the individual performance of each director and on the entire board of directors more frequently than with a classified board structure, which provides stockholders a more active role in shaping and implementing corporate governance policies. The board of directors believes that approval of a phase out of the classified board structure will further enhance stockholder input, feedback and engagement through the annual stockholder meeting process.

In view of these considerations, the board of directors has unanimously determined that it is advisable and in the best interests of the Company and its stockholders to further adopt best-in-class corporate governance practices and amend our current Certificate of Incorporation to phase out of the classified board structure and provide for the annual election of directors.

Effectiveness of the Declassification Amendment

If the amendment to our Certificate of Incorporation is approved by our stockholders, the amendment will become effective upon the filing of an Amended and Restated Certificate of Amendment with the Delaware Secretary of State. If the amendment is not approved by our stockholders, the current Certificate of Incorporation will not be amended, and the board of directors will remain classified.

Vote Required

The approval of the amendment requires the affirmative vote of at least 66% of the voting power of all outstanding shares of our capital stock entitled to vote thereon, voting together as a single class. As a result, abstentions and broker non-votes will have the same effect as a vote AGAINST this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO DECLASSIFY THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

Our board of directors is currently composed of ten members. In accordance with our certificate of incorporation, our board of directors is currently divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, provided that Proposal No. 1 is approved, our classified board structure will be phased out, and three Class I directors will be elected for a one-year term to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.

Nominees

Our board of directors has nominated Alexander J. “Zander” Lurie, Dana Evan and Sagar Gupta for election as directors at the Annual Meeting. If elected and Proposal No. 1 is approved, each of Ms. Evan and Messrs. Lurie and Gupta will serve as directors until the 2023 annual meeting of stockholders. If elected, and Proposal No. 1, is not approved, each will serve as a Class I director until the 2025 annual meeting of stockholders or until their successors are elected and qualified, or their earlier death, resignation or removal in either case. Each of the nominees is currently a director of the Company. For information concerning the nominees, see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Ms. Evan and Messrs. Lurie and Gupta. We expect that Ms. Evan and Messrs. Lurie and Gupta will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of directors requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (as disclosed under “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation Tables”). This proposal, commonly referred to as the “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole.

You are encouraged to review the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement, which provide a comprehensive review of our executive compensation program and its elements, objectives and rationale.

The vote on this resolution is not intended to address any specific element of compensation, rather the vote relates to the compensation of our Named Executive Officers in its totality, as described in the proxy statement in accordance with the compensation disclosure rules of the SEC.

In accordance with Section 14A of the Exchange Act rules, stockholders are asked to approve the following non-binding resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative.”

Vote Required

The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

Since this proposal is an advisory vote, the result will not be binding on our board of directors or our compensation committee. However, our board of directors and the compensation committee values stockholders’ opinions and will take into account the outcome of the advisory vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2022. Ernst & Young LLP has served as our independent registered public accounting firm since 2013.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2022 if our audit committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2021 and 2020.

	Fiscal Year
	2021	2020
Audit Fees(1)	$2,700,000	$2,500,000
Audit-Related Fees(2)	47,000	75,000
Tax Fees(3)	702,577	683,392
All Other Fees(4)	6,875	7,050

Total Fees	$3,456,452	$3,265,442

(1)

“Audit Fees” consisted of fees for professional services provided in connection with the audit of our consolidated financial statements (including the adoption of new accounting standards and certain other accounting consultations), quarterly reviews of interim condensed consolidated financial statements and SEC registration statements.

(2)

“Audit Related Fees” consisted of services provided by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements not reported as “Audit Fees.”

(3)	“Tax Fees” related to professional services rendered in connection with tax compliance and preparation relating to tax returns and tax audits, as well as for tax consulting and planning services.

(4)

“All Other Fees” consisted of aggregate fees billed for products and services provided by Ernst & Young LLP other than those disclosed above, which is primarily subscription fees paid for access to online accounting research software.

Auditor Independence

In the fiscal year ended December 31, 2021, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2021 and 2020 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, or the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Momentive Global Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee serves as the representative of our board of directors with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and

•	the independent registered public accounting firm’s appointment, qualifications and independence.

The audit committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The audit committee is composed of three non-employee directors. Our board of directors has determined that each member of the audit committee is independent, and that each of Mses. Decker and Evan and Mr. Spero qualifies as an “audit committee financial expert” under the SEC rules.

The audit committee provides our board of directors such information and materials as it may deem necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to our board of directors.

The audit committee reviewed and discussed our audited consolidated financial statements with management and Ernst & Young LLP, our independent registered public accounting firm. The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB.

The audit committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and discussed with Ernst & Young LLP its independence. In addition, the audit committee discussed with Ernst & Young LLP its independence from management and the Company, including matters in the letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC. The audit committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2022. Our board of directors recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the audit committee of the board of directors:

Dana L. Evan (Chair)

Susan L. Decker

Benjamin C. Spero

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers, except as set forth below, and their respective ages as of March 31, 2022. Officers are elected by the board of directors to hold office until their successors are elected and qualified. Mr. Hale resigned from his role as President of the Company effective February 27, 2022.

Name	Age	Position
Zander Lurie	48	Chief Executive Officer & Director
Lora D. Blum	48	Chief Legal Officer and Secretary
Rebecca Cantieri	47	Chief People Officer
Priyanka Carr	36	Chief Operating Officer
Justin Coulombe	38	Chief Financial Officer
John S. Schoenstein	52	Chief Revenue Officer

For the biography of Mr. Lurie, see the section titled “Board of Directors and Corporate Governance— Continuing Directors.”

Lora D. Blum. Ms. Blum has served as our Chief Legal Officer and Secretary since January 2017. Prior to joining us, Ms. Blum spent over six years at LinkedIn, a professional social media networking company, from June 2010 to January 2017 in various legal leadership roles, including most recently as Vice President, Legal-Corporate. Prior to LinkedIn, Ms. Blum was in private practice for over ten years, including serving as a Partner in capital markets at Jones Day and a Shareholder at Heller Ehrman. Ms. Blum holds a J.D. from UCLA and a B.A. in history from the University of California, Berkeley.

Rebecca Cantieri. Ms. Cantieri has served as our Chief People Officer since February 2018, and previously served as our Senior Vice President, Human Resources from January 2016 to January 2018 and our VP, Human Resources from September 2011 to January 2016. Prior to joining us, Ms. Cantieri spent over eleven years at Yahoo!, an internet services provider, in various human resources leadership roles, including as Senior Director, Human Resources and Director, Human Resources (Mergers & Acquisitions). Ms. Cantieri holds a B.A. in public administration from San Diego State University and an M.B.A from San Francisco State University.

Priyanka Carr. Ms. Carr has served as our Chief Operating Officer since March 2022, and previously served as the general manager of our market research business. Ms. Carr joined Momentive in 2014, and previously led our strategy, corporate development, and partnerships function. Prior to joining us, Ms. Carr led teams at Bain & Company in its technology, media, telecommunication, and private equity practices. Ms. Carr holds a Ph.D. in psychological science from Stanford University and a B.A in psychological science from Williams College.

Justin Coulombe. Mr. Coulombe has served as our Chief Financial Officer since June 2021, and previously served as our Senior Vice President, Strategic Planning and Analysis from February 2021 to June 2021 and our Vice President of Finance from September 2019 to February 2021. From 2016 to 2019, he held various finance leadership roles at Box, Inc., a cloud content management company, and from 2012 to 2016 he held financial planning and analysis, strategy and corporate development leadership positions at Autodesk, Inc., a design software and services company. Prior to that, he spent five years in technology and investment banking, focusing on the software and SaaS industries. He began his career in public accounting at KPMG. Mr. Coulombe is a CFA charterholder, and holds an M.B.A. from the University of California, Berkeley and a B.S. in finance and accounting from the University of Maryland, College Park.

John S. Schoenstein. Mr. Schoenstein has served as our Chief Revenue Officer since February 2021, and served as our Chief Sales Officer prior to that, from September 2017 through January 2021.

Prior to joining us, Mr. Schoenstein served as Vice President of Sales at Adobe, a computer software company, from January 2016 to August 2017, Vice President of Sales and Merchant Development, Marketplaces at eBay, an e-commerce company, from August 2014 to January 2016 and at Amazon.com, an electronic commerce and cloud computing company, as General Manager of Amazon Payments from January 2013 to August 2014, and as General Manager of Global Sales and Business Development of Amazon Marketplace from February 2012 to January 2013. Mr. Schoenstein holds a B.A. in english and history from Notre Dame de Namur University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information regarding the 2021 compensation program for our principal executive officer, each of the individuals who served as our principal financial officer during the last completed fiscal year and the three executive officers (other than our principal executive officer and each of the individuals who served as our principal financial officer) at fiscal year-end who were our most highly compensated executive officers (our “Named Executive Officers”). For 2021, our Named Executive Officers were:

•	Alexander J. “Zander” Lurie, our Chief Executive Officer, interim Chief Financial Officer (from March 6, 2021 through June 28, 2021), and Director (our “CEO”);

•	Justin Coulombe, our Chief Financial Officer;

•	Lora D. Blum, our Chief Legal Officer and Secretary;

•	Thomas E. Hale, our President;

•	John S. Schoenstein, our Chief Sales Officer; and

•	Deborah L. Clifford, our former Chief Financial Officer (until March 5, 2021).

Executive Officer Transitions

On March 5, 2021, Ms. Clifford resigned as our Chief Financial Officer to pursue another career opportunity. Upon Ms. Clifford’s departure, Mr. Lurie, our CEO, became our interim Chief Financial Officer and served in that capacity until June 28, 2021. On June 16, 2021, we announced that Mr. Coulombe, our then-current Senior Vice President, Finance, would be appointed as our Chief Financial Officer effective June 28, 2021. Mr. Lurie received no additional compensation for his services as interim Chief Financial Officer.

On February 27, 2022, Mr. Hale resigned as our President. Mr. Hale will continue to provide services as a consultant to the Company through an expected end date of December 31, 2022 to assist the Company with certain strategic initiatives. Priyanka Carr, our then-current General Manager, Market Research, was appointed Chief Operating Officer of the Company, effective March 1, 2022.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2021. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why our compensation committee arrived at the specific compensation decisions for our Named Executive Officers in 2021 and discusses the key factors that the compensation committee considered in determining their compensation.

Executive Summary

We are a leader in agile experience management, providing Software-as-a-Service (“SaaS”) solutions that help businesses shape what’s next for their stakeholders. Our mission is to power the curious, and our vision is to raise the bar for human experiences by amplifying individual voices. Our software enables our customers to collect, analyze, and act on feedback from their existing customers, prospective customers, and employees. We are transforming from our roots as a provider of digital survey tools sold through the Internet to an enterprise SaaS company that leverages both product-led and sales-led go-to-market motions. To help us engage more deeply with enterprise sales customers, we rebranded ourselves as “Momentive” in June 2021 and changed our legal name from “SVMK Inc.” to “Momentive Global Inc.”

2021 Business Highlights

2021 was a strong year for us marked by significant achievements across our business. 2021 business highlights included the following:

2021 Key Results1

•	Total revenue was $443.8 million, an increase of 18% year-over-year.

•	Enterprise sales revenue was $142.7 million, an increase of 32% year-over year.

•	Self-serve revenue was $301.1 million, an increase of 12% year-over-year.

•	GAAP operating margin was negative 25.4% and non-GAAP operating margin was 2.0%.

•	GAAP net loss was $123.2 million and GAAP diluted net loss per share was $0.84. Non-GAAP net loss was $0.9 million and non-GAAP diluted net loss per share was $0.01.

•	Net cash provided by operating activities was $57.8 million and free cash flow was $48.6 million for 13.0% and 10.9% margin, respectively.

•	Cash and cash equivalents totaled $305.5 million and total debt was $211.7 million for net cash of $93.8 million as of December 31, 2021

2021 Business Milestones

We launched the following new products and solutions:

•	Relaunched as Momentive, an agile experience management company.

•	Launched Return to Work solutions for SurveyMonkey Enterprise to support HR and business leaders with crucial employee sentiment data.

•	Debuted Workplace Equity IQ to help companies like Headspace and Chime measure diversity, equity, and inclusion (DEI) and take action on the insights.

•	Announced GetFeedback’s new listening, analysis, and automation capabilities and its Embedded Listener and Program Accelerator to accelerate and scale CX programs.

•

Launched AI-powered market research solutions, including brand and industry tracking solutions, audience targeting solutions, and advanced analytics capabilities, and expanded our market research panel with highly targeted business-to-business and healthcare audience segments.

We expanded our partnerships and integrations for the enterprise:

•	Announced new GetFeedback integrations for Slack and Salesforce and for the Salesforce Commerce Cloud to enable businesses to improve customer experiences and drive business results.

•	Launched the SurveyMonkey Enterprise app for Zoom to deliver embedded feedback that enhances in-meeting experiences.

•	Announced a new integration for SurveyMonkey Enterprise with ServiceNow to prepare organizations for the future of work by seamlessly pairing feedback data with digital workflows.

[1]

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures. For a full reconciliation of the GAAP to non-GAAP measures, please see page 58 of our Annual Report on Form 10-K accompanying this Proxy Statement and Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC February 10, 2022.

We made key executive team enhancements:

•	Promoted Justin Coulombe to the role of Chief Financial Officer.

•	Hired Antoine Andrews as our first Chief Diversity & Social Impact Officer to accelerate our diversity, equity, inclusion, and social impact initiatives and positively influence our communities.

We continued to prioritize DEI initiatives:

•	Partnered with Operation HOPE to quantify the experiences of Black small business owners and aspiring entrepreneurs.

•	Conducted a study with AAPI to share Asian Americans’ and Pacific Islanders’ experiences with racial discrimination, hate crimes, and harassment.

•	Partnered with the Eva Longoria Foundation to provide Latina entrepreneurs free resources to help their businesses succeed.

•	Partnered with Women’s March Global to power a survey that asked women in over 150 countries about the human rights issues they face, in honor of International Women’s Day.

We received industry recognition and accolades:

•	Honored by Great Place to Work® Best Workplaces for Parents™.

•	Ranked among the strongest U.S. firms with revenue of $50 million to $2 billion in the 2021 Inc.’s Best-Led Companies list.

•	Announced as a winner of two categories in Comparably’s Workplace Culture Awards: Best Work-Life Balance (No. 6) and Happiest Employees (No. 20).

•	GetFeedback was recognized as a leader in experience management in the G2 Grid Reports.

Executive Compensation Highlights

Based on our overall operating environment and these results, the compensation committee took the following key actions with respect to the compensation of our Named Executive Officers for and during 2021:

•	Base Salaries. Approved a base salary increase of 9%, to $485,000, for our CEO and annual base salary increases ranging from 3.8% to 13.3% for our other Named Executive Officers.

•

Annual Cash Bonuses. Approved annual cash bonus awards for our then-current Named Executive Officers ranging from 71% to 119% of their target annual cash bonus opportunities, based on the exercise of CEO discretion under the 2021 Terms and Conditions pursuant to the Momentive Global Inc. Executive Incentive Compensation Plan (the “Executive Bonus Plan”).

•

Long-Term Incentive Compensation. Granted long-term incentive compensation opportunities in the form of options to purchase shares of our common stock and restricted stock awards (“RSAs”) with grant date fair values ranging in the aggregate from approximately $2.1 million to approximately $3.6 million for the Named Executive Officers other than our CEO.

•

Performance-Based Incentive Compensation for CEO. Granted a long-term incentive compensation opportunity to our CEO in the form of an option to purchase shares of our common stock with a grant date fair value of approximately $5.7 million that only vests upon satisfying both a performance component (the “Stock Price Achievement”) requirement and a time-based service requirement. The Stock Price Achievement condition requires that our

30 trading-day average closing stock price (or the per share price payable in a change in control) equal or exceed $29.25, which is 133% of the option’s grant-date exercise price of $21.99, on or before February 16, 2025.

•

Appointment of Chief Financial Officer. In connection with his appointment as our Chief Financial Officer, we entered into an employment offer letter dated June 15, 2021 (the “Offer Letter”) with Mr. Coulombe. The terms of our initial compensation arrangements with Mr. Coulombe were as follows:

•	an initial annual base salary of $375,000;

•	a target annual cash bonus opportunity under the Executive Bonus Plan equal to 65% of his annual base salary, which was pro-rated for 2021;

•

an RSA for 55,000 shares of our common stock, which vests ratably on a quarterly basis over a three-year period beginning in November 2021, subject to his continued employment with or service to us through each applicable vesting date; and

•

an option to purchase 110,000 shares of our common stock, which vests ratably on a quarterly basis over a three-year period beginning in November 2021, subject to his continued employment with or service to us through each applicable vesting date.

In addition, Mr. Coulombe also entered into a Change in Control and Severance Agreement that provides for certain payments and benefits if his employment is either terminated without cause or he resigns for good reason, including in connection with a change in control of the Company. For a description of these post-employment compensation arrangements, see “Potential Payments upon Termination or Change in Control” below.

Further, Mr. Coulombe entered into our standard form of Indemnification Agreement. The grant date fair value of the equity awards granted to Mr. Coulombe are set forth in the “2021 Summary Compensation Table” and the “2021 Grants of Plan-Based Awards Table” below.

Mr. Coulombe’s compensation arrangements were approved by our compensation committee. In establishing his initial compensation arrangements, we took into consideration the requisite experience and skills that a qualified candidate would need to manage a growing business in a dynamic and ever-changing environment, the competitive market for similar positions at other comparable companies based on a review of compensation survey data and the need to integrate him into the executive compensation structure that we had developed since our initial public offering of our equity securities, balancing both competitive and internal equity considerations. For a summary of the material terms and conditions of Mr. Coulombe’s employment arrangements, see “Employment Arrangements” below.

Relationship Between Pay and Performance

We design our executive compensation program to align the attraction, motivation, rewards and retention of our Named Executive Officers with the goal of promoting the interests of our stockholders. To ensure this balance and to motivate and reward individual impact and accountability, we seek to ensure that a meaningful portion of our Named Executive Officers’ target annual total direct compensation opportunity is both “at-risk” and variable in nature.

We emphasize variable compensation that appropriately rewards our Named Executive Officers through the following two principal compensation elements:

•

First, we provide the opportunity to participate in our Executive Bonus Plan, which provides cash payments if they produce short-term results aligned with long-term stockholder value that meet or exceed certain business objectives set forth in our annual operating plan.

•

In addition, we grant both options to purchase shares of our common stock and RSAs, which in the aggregate comprise a majority of their target total direct compensation opportunities. The value of these equity awards depends entirely on the value of our common stock, thereby incentivizing our Named Executive Officers to build sustainable long-term value for the benefit of our stockholders.

These variable pay elements ensure that, each year, a substantial portion of our Named Executive Officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.

We believe that these compensation elements provide balanced incentives for our Named Executive Officers to meet our business objectives and drive long-term growth. To ensure that we remain faithful to our compensation philosophy, the compensation committee regularly evaluates the relationship between the reported values of the equity awards granted to our Named Executive Officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and performance over this period.

Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2021:

What We Do:

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Maintain Independent Compensation Committee. The compensation committee is comprised solely of independent directors who determine our compensation policies and practices and who have established effective means for communicating with our stockholders regarding their executive compensation views and concerns, as described in this Proxy Statement.

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Annual Executive Compensation Review. The compensation committee reviews and approves our compensation strategy annually, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

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Maintain Independent Compensation Advisor. The compensation committee has engaged its own compensation consultant to assist with its 2021 compensation review. This consultant performed no other consulting or other services for us in 2021.

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Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our Named Executive Officers’ compensation is “at risk” based on corporate performance, as well as equity-based, to align the interests of our Named Executive Officers and stockholders.

•	Multi-Year Vesting Requirements. The annual equity awards granted to our Named Executive Officers vest over multi-year periods, consistent with current market practice and our retention objectives.

•	Stock Ownership Guidelines. We maintain a stock ownership policy for our Chief Executive Officer and the non-employee members of our board of directors.

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Compensation Clawback Policy. In the event of a material restatement of our financial results, a violation of a non-compete covenant, or an ethical or criminal violation, our executive officers who were subject to Section 16 of the Securities Exchange Act of 1934 and certain executive vice presidents may be required to forfeit and repay any incentive-based compensation paid to them beginning with the 2021 performance period.

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“Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid).

•	Health and Welfare Benefits. Our Named Executive Officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees.

•	Succession Planning. We review the risks associated with our key executive officer positions to ensure adequate succession plans are in place.

What We Don’t Do:

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No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all employees. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement plan on the same basis as our other employees.

•	Limited Perquisites. We provide minimal perquisites and other personal benefits to our Named Executive Officers.

•	No Tax Payments on Perquisites. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than on standard relocation benefits.

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No Tax Payments on Change-in-Control Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

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No Hedging or Pledging of our Equity Securities. We prohibit our employees, including our Named Executive Officers, and the non-employee members of our board of directors from hedging or pledging our equity securities.

Stockholder Advisory Votes on Named Executive Officer Compensation

The compensation committee considered the results of the non-binding stockholder advisory vote on the compensation of our Named Executive Officers conducted at our June 2, 2021 Annual Meeting of Stockholders. As reported in our current report on Form 8-K, filed with the SEC on June 7, 2021, approximately 93.1% of the votes cast on the proposal expressed support for the compensation program offered to our Named Executive Officers as disclosed in last year’s proxy statement (the “Say-on-Pay Vote”). Accordingly, the compensation committee made no changes to our executive compensation program as a result of the Say-on-Pay Vote.

Further, consistent with the results of the advisory vote on the frequency of obtaining a Say-on-Pay Vote, our board of directors has elected to conduct the Say-on-Pay Vote annually,

thereby giving our stockholders the opportunity to provide feedback on the compensation of our Named Executive Officers each year. We will be conducting our annual Say-on-Pay Vote as described in Proposal No. 3 at the Annual Meeting.

We value the opinions of our stockholders. Our board of directors and the compensation committee will consider the outcome of the Say-on-Pay Vote, as well as feedback received throughout the year, when making compensation decisions for our executive officers in the future. The next Say-on-Pay Vote will be held at the 2023 Annual Meeting of Stockholders.

Executive Compensation Philosophy and Objectives

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. We strive to provide an executive compensation program that is competitive, rewards achievement of our business objectives and aligns our executives’ interests with those of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

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provide market competitive compensation opportunities and benefit levels that will attract, motivate, reward and retain a highly talented team of executives within the context of responsible cost management that is internally consistent and fair;

•	establish a direct link between our financial and operational results and strategic objectives and the compensation of our executives; and

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align the interests and objectives of our executives with those of our stockholders by linking their long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance.

We structure the annual compensation of our Named Executive Officers using three principal elements: base salary, annual cash bonus opportunities and long-term equity incentive opportunities in the form of equity awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our Named Executive Officers and stockholders and to link pay with performance.

We have not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. As described below, the compensation committee considers a variety of factors in determining the appropriate yearly mix among such compensatory elements, including our compensation philosophy and the value of outstanding equity awards granted in prior years.

Compensation-Setting Process

Role of Compensation Committee

The compensation committee discharges the responsibilities of our board of directors relating to the compensation of our Named Executive Officers and the non-employee members of our board of directors. The compensation committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our Named Executive Officers.

In carrying out its responsibilities, the compensation committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices and reviews the performance of our Named Executive Officers when making decisions with respect to their compensation.

The compensation committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available at www.investor.momentive.ai.

In May 2021, the compensation committee approved the delegation of authority to an Equity Grant Committee comprised of our CEO to grant up to 500,000 RSUs under the Momentive Global Inc. 2018 Equity Incentive Plan to employees who hold positions with the Company that are below the level of executive vice president and who are not, for the avoidance of doubt, subject to Section 16 of the Securities Exchange Act of 1934. Under such delegation of authority, the Equity Grant Committee is to provide a quarterly report to the compensation committee regarding any grant activity.

The compensation committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the compensation committee exercises its own judgment in making final decisions with respect to the compensation of our Named Executive Officers.

Setting Target Total Direct Compensation

Each year, the compensation committee conducts an annual review of the compensation arrangements of our Named Executive Officers, typically during the first quarter of the fiscal year. As part of this review, the compensation committee evaluates the base salary levels, annual cash bonus opportunities and long-term incentive compensation opportunities of our Named Executive Officers and all related performance criteria.

The compensation committee does not establish a specific target for formulating the target total direct compensation opportunities of our Named Executive Officers. In making decisions about the compensation of our Named Executive Officers, the members of the compensation committee rely primarily on their general experience and subjective considerations of various factors, including the following:

•	our executive compensation program objectives;

•	our performance against the financial, operational and strategic objectives established by the compensation committee and our board of directors;

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each individual Named Executive Officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;

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the scope of each Named Executive Officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;

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the prior performance of each individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values;

•	the potential of each individual Named Executive Officer to contribute to our long-term financial, operational and strategic objectives;

•	our CEO’s compensation relative to that of our Named Executive Officers, and compensation parity among our Named Executive Officers;

•	our financial performance relative to our peers;

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the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each Named Executive Officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and

•	the recommendations of our CEO with respect to the compensation of our Named Executive Officers (except with respect to his own compensation).

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The compensation committee does not weight these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. The members of the compensation committee consider this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each Named Executive Officer and business judgment in making their decisions.

The compensation committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our Named Executive Officers. Instead, in making its determinations, the compensation committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment and more broad-based compensation surveys to gain a general understanding of market compensation levels.

Role of Management

In discharging its responsibilities, the compensation committee works with members of our management, including our CEO. Our management assists the compensation committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The compensation committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities and other compensation-related matters for our Named Executive Officers (except with respect to his own compensation) based on his evaluation of their performance for the prior year.

At the beginning of each year, our CEO reviews the performance of our other Named Executive Officers based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, the compensation committee for each element of compensation as described above. The annual business objectives for each Named Executive Officer are developed through mutual discussion and agreement between our CEO and the Named Executive Officers and take into account the Company’s business objectives, which are reviewed with our board of directors.

The compensation committee reviews and discusses his proposals and recommendations with our CEO and considers them as one factor in determining and approving the compensation of our Named Executive Officers. Our CEO also attends meetings of our board of directors and the compensation committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

Role of Compensation Consultant

The compensation committee has the sole authority to retain an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the compensation committee and its chair, and serves at the discretion of the compensation committee, which reviews the engagement annually.

In 2021, the compensation committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our Named Executive Officers, and with the data analysis and selection of the compensation peer group.

During 2021, Compensia attended the meetings of the compensation committee (both with and without management present) as requested and provided various services including the following:

•	the review, analysis and updating of our compensation peer group;

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the review and analysis of the base salary levels, annual cash bonus opportunities and long-term incentive compensation opportunities of our Named Executive Officers against competitive market data based on the companies in our compensation peer group and selected compensation surveys;

•	an assessment of executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments;

•	an analysis of the Company’s equity utilization;

•	a compensation risk assessment;

•	consultation with the compensation committee chair and other members between compensation committee meetings; and

•	support on other ad hoc matters throughout the year.

The terms of Compensia’s engagement includes reporting directly to the compensation committee chair. Compensia also coordinated with our management for data collection and informal market comparisons for our executive officers. In 2021, Compensia did not provide any other services to us.

The compensation committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that such compensation consultant provided, the quality of those services and the fees associated with the services provided during 2021. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the NASDAQ Marketplace Rules and such other factors as were deemed relevant under the circumstances, the compensation committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.

Competitive Positioning

The compensation committee believes that peer group comparisons are useful guides to evaluate the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization and industry focus. The competitive data drawn from this compensation peer group is one of several factors that the compensation committee considers in making its decisions with respect to the compensation of our Named Executive Officers.

Updated in August 2020 with the assistance of Compensia and then approved by the compensation committee in November 2020, the compensation peer group for 2021 used to analyze the compensation of our Named Executive Officers was comprised of publicly traded technology companies against which we compete for executive talent. In identifying and selecting the companies to comprise the compensation peer group, Compensia considered the following primary criteria:

•	publicly traded companies in the software sector located in the United States, with companies with headquarters in Bay Area and Western United States preferred;

•	similar industry – companies with a primary focus on cloud-based software, but including broader software industries where otherwise warranted;

•	similar revenues – within a range of ~0.5x to ~2.0x of our trailing four fiscal quarters’ revenue of approximately $343 million (approximately $171 million to approximately $686 million); and

•	similar market capitalization – within a range of ~0.25x to ~4.0x of our then-market capitalization of approximately $3.3 billion (approximately $814 million to approximately $13.0 billion).

After evaluating the current peer companies against these criteria, the compensation committee approved maintaining the same compensation peer group as in 2020 for use in 2021, consisting of the following companies:

Alteryx	Dropbox	Smartsheet
AppFolio	Five9	SPS Commerce
Blackline	HubSpot	Talend S.A.
Box	LivePerson	Yext
Cloudera	Medallia	Zendesk
Coupa Software	New Relic	Zuora
DocuSign	Slack Technologies

The compensation committee used data drawn from the companies in our compensation peer group, as well as data from custom data cuts drawn from the Radford Global Technology Survey database and from Compensia’s proprietary database, to evaluate the competitive market when determining the total direct compensation packages for our Named Executive Officers, including base salary, target annual cash bonus opportunities and long-term incentive compensation opportunities.

The compensation committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

Compensation Elements

Generally, our executive compensation program consists of three principal elements – base salary, annual cash bonus opportunities and long-term incentive compensation in the form of equity awards:

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to attract and retain executives by providing fixed compensation amounts that are competitive in the market and reward performance
Annual Cash Bonuses	Variable	Cash	Designed to motivate our executives to achieve annual business objectives and provide financial incentives when we meet or exceed these annual objectives
Long Term Equity Incentive Compensation	Variable	Equity awards in the form of options to purchase shares of our common stock and RSAs	Designed to align the interests of our executives and our stockholders by motivating them to create sustainable long-term stockholder value

Base Salary

Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly talented individuals. Generally, we use base salary to provide each Named Executive Officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.

Generally, we establish the initial base salaries of our Named Executive Officers through arm’s-length negotiation at the time the individual is hired into the role, taking into account his or her position, qualifications, experience, prior salary level and the base salaries of our other executive officers. Thereafter, the compensation committee reviews the base salaries of our Named Executive Officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, individual contributions and responsibilities, position in the case of a promotion and market conditions.

In February 2021, the compensation committee reviewed the base salaries of our Named Executive Officers, taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, the compensation committee determined to adjust the base salaries of each of our Named Executive Officers to bring their base salaries to levels that were comparable to those of similarly-situated executives in the competitive marketplace.

The base salaries of our Named Executive Officers as determined for 2021 were as follows:

Named Executive Officer	2020 Base Salary($)	2021 Base Salary ($)(1)	Percentage Adjustment (%)
Zander Lurie	445,000	485,000	9.0
Deborah Clifford(2)	390,000	405,000	3.8
Lora Blum	335,000	360,000	7.5
Tom Hale	390,000	405,000	3.8
John Schoenstein	375,000	425,000	13.3

(1)	These base salaries were effective February 1, 2021.

(2)	Ms. Clifford resigned from her position as Chief Financial Officer on March 5, 2021.

In connection with his promotion to the position of Chief Financial Officer effective June 28, 2021, the compensation committee approved an increase to the annual base salary of Mr. Coulombe from $315,000 to $375,000 effective June 28, 2021.

The base salaries paid to our Named Executive Officers during 2021 are set forth in the “2021 Summary Compensation Table” below.

Annual Cash Bonuses

We use an annual cash bonus plan to motivate our Named Executive Officers to achieve our annual business goals. In February 2021, the compensation committee approved the terms and conditions of the Executive Bonus Plan to provide incentives for our Named Executive Officers to meet or exceed the principal business objectives set forth in our 2021 annual operating plan. Pursuant to the Executive Bonus Plan, the compensation committee established a target annual cash bonus opportunity for each participant in the plan and a bonus pool, with actual awards payable from such bonus pool, with respect to our 2021 performance. To be eligible to receive a bonus payment, a Named Executive Officer must have remained employed by us through December 31, 2021, and have remained an employee through the time of the bonus payment. Ms. Clifford resigned from her position as Chief Financial Officer on March 5, 2021, and accordingly did not receive a 2021 annual bonus.

Target Annual Cash Bonus Opportunities

For purposes of the Executive Bonus Plan, cash bonuses were to be based upon a specific percentage of each Named Executive Officer’s actual annual base salary paid during the year. In February 2021, as part of its annual review of our executive compensation program, the compensation committee reviewed the target annual cash bonus opportunities of our Named Executive Officers, taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, the compensation committee determined to maintain the target annual cash bonus opportunities for Messrs. Lurie and Hale and for Mess. Clifford and Blum at their 2020 levels and to make Mr. Schoenstein a participant in the Executive Bonus Plan rather than a separate sales compensation plan.

The target annual cash bonus opportunities of our Named Executive Officers as determined for 2021 were as follows:

Named Executive Officer	2021 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	2021 Target Annual Cash Bonus Opportunity ($)(1)
Zander Lurie	100%	477,003
Deborah Clifford(2)	75%	55,440
Lora Blum	55%	194,950
Tom Hale	90%	359,870
John Schoenstein	80%	336,731

(1)	Amounts are based on actual earnings in 2021, not annual base salary rates, which were effective in February 2021.

(2)	Ms. Clifford resigned from her position as Chief Financial Officer on March 5, 2021 and did not receive a 2021 annual cash bonus.

In connection with Mr. Coulombe’s promotion to the position of Chief Financial Officer effective June 28, 2021, the compensation committee approved a target annual cash bonus opportunity under the Executive Bonus Plan for Mr. Coulombe at 65% of his annual base salary giving him a 2021 Target Annual Cash Bonus Opportunity as Chief Financial Officer equal to $243,750 (before any pro-ration for his time of service as Chief Financial Officer in 2021). Prior to his promotion to Chief Financial Officer, Mr. Coulombe participated in the Company’s Non-Executive Employee Bonus Plan.

Potential annual cash bonuses for our Named Executive Officers under the Executive Bonus Plan could range from zero to 150% of their target annual cash bonus opportunity.

Corporate Performance Measures

Participants in the Executive Bonus Plan were eligible to receive a bonus payment based upon the attainment of one or more corporate performance measures that were established by the compensation committee and which related to financial and operational objectives that were important to us. The Executive Bonus Plan was funded based on our actual results for the year as evaluated against these performance measures.

In February 2021, the compensation committee selected performance measures in two areas for the Executive Bonus Plan: revenue (weighted 70%) and non-GAAP Operating Income (weighted 30%). The compensation committee believed these performance measures were appropriate because, in its view, they were strong indicators of successful execution of our annual operating plan, and they provided a strong emphasis on growth while managing expenses and strengthening our customer and employee relationships. The compensation committee believed these measures would also most directly influence the creation of sustainable long-term stockholder value.

For purposes of the Executive Bonus Plan:

•	“revenue” meant our GAAP revenue, as reflected in our audited financial statements for 2021; and

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“non-GAAP operating income” was calculated as GAAP loss from operations excluding (i) stock-based compensation, net, (ii) acquisition-related transaction costs and (iii) amortization of acquisition intangible assets.

In February 2021, the compensation committee established a threshold, target and outperformance achievement level for each of these performance measures. To the extent that performance for any measure was below the threshold performance level, there would be no payment with respect to that measure. In addition, the potential payment for any measure was capped at the outperformance level. Achievement levels and payment percentages for performance between the threshold and outperformance performance levels were set forth in tables approved by the compensation committee. Payment for performance for points between those reflected in the table were to be calculated using straight-line interpolation. The table below shows these measures as determined in February 2021.

	Target Performance Level (in millions)($)
Corporate Performance Measure	Threshold	Target	Outperformance
Revenue	431.9	448.9	458.2
Non-GAAP Operating Income	0.0	13.5	31.5

Any earned bonus for a current Named Executive Officer who did not participate in the Executive Bonus Plan for the full plan year but was employed through the end of the plan year was to be pro-rated based on the portion of the plan year that he or she were actively providing services for us and what would have been earned had such Named Executive Officer remained employed through the full plan year.

In addition, the Executive Bonus Plan provided that our CEO may make a recommendation to adjust a Named Executive Officer’s bonus payment (other than himself) to reflect an individual multiplier to be applied to up to 25% of a Named Executive Officer’s bonus payment. In the event that our CEO elected to exercise such discretion, it was subject to review and approval by the compensation committee. In 2021, our CEO exercised this discretion with respect to the Named Executive Officers’ bonus payments (other than himself) as set forth in the tables below based on their overall contributions to the business in 2021, and such amounts were reviewed and approved by the compensation committee.

Annual Cash Bonus Payments

Under the Executive Bonus Plan, payments were made based on our performance with respect to each of the corporate performance measures and the extent to which each objective was achieved for the year. The percentage achievement, and the corresponding payment levels, with respect to the corporate performance measures were as follows:

Corporate Performance Measure	Weighing (%)	Percentage Achievement vs. Target Performance (%)	Weighted Payment Level (%)
Revenue	70	99	66
Non-GAAP Operating Income	30	67	29
Total			95

As a result, our Named Executive Officers (other than Ms. Clifford) received annual cash bonus payments in the percentage of their target annual cash bonus opportunities set forth in the table below. The following table sets forth the target annual cash bonus opportunities and the actual cash bonus payments made to our eligible Named Executive Officers for 2021. Actual cash bonus payments made reflect the exercise of CEO discretion with respect to the individual multiplier applied to such Named Executive Officer’s bonus payment based on overall contributions to the Company in 2021:

Named Executive Officer	2021 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	2021 Target Annual Cash Bonus Opportunity ($)(1)	Approximate 2021 Actual Annual Bonus Payment (as a percentage of the 2021 Target Annual Bonus Opportunity)	2021 Actual Annual Bonus Payment ($)(1)
Zander Lurie	100%	477,003	95%	453,153
Justin Coulombe(2)	65%	188,175	105%	196,643
Lora Blum	55%	194,950	119%	231,504
Tom Hale	90%	359,870	76%	273,502
John Schoenstein	80%	336,731	71%	239,924
Deborah Clifford	75%	55,440	—	—

(1)	Amounts are calculated using actual earnings in 2021, not annual base salary rates, which were effective in February 2021.

(2)

Mr. Coulombe’s annual bonus opportunity included a pro-rated target of $69,284 under the Non-Executive Employee Bonus Plan and pro-rated target of $118,891 under the Executive Bonus Plan. His actual bonus payment consisted of $69,284 while he was a participant in our Non-Executive Bonus Plan prior to his promotion and $127,359 under the Executive Bonus Plan after he was appointed our Chief Financial Officer.

The annual bonuses awarded to our Named Executive Officers for 2021 are set forth in the “2021 Summary Compensation Table” below.

Long-Term Equity Incentive Compensation

As a technology company that encounters significant competition for qualified personnel, long-term incentive compensation plays a critical role in our ability to attract, hire, motivate and reward qualified and experienced executives. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executives without significantly increasing cash compensation and is the most important element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our common stock and, thereby, to align their interests with the interests of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Named Executive Officers to create value for our stockholders. Equity awards also help us retain our Named Executive Officers in a highly competitive market.

In 2021, we used options to purchase shares of our common stock and RSAs with time-based vesting requirements to motivate and reward our Named Executive Officers for long-term increases in the value of our common stock. The compensation committee believes that because stock options provide for an economic benefit only in the event that our stock price increases over the exercise price of the option, these awards effectively align the interests of our Named Executive Officers with those of our stockholders and provide our Named Executive Officers with a significant incentive to manage our business from the perspective of an owner with an equity stake in the business. In addition, because RSAs have value to the recipient even in the absence of stock price appreciation, the compensation committee believes that we are able to incentivize and retain our Named Executive Officers using fewer shares of our common stock than would be necessary if we used stock options exclusively to provide an equity stake in the Company. Since the value of RSAs increases with any increase in the value of the shares, RSAs also provide incentives to our Named Executive Officers that are aligned with the interests of our stockholders.

To date, the compensation committee has not applied a rigid formula in determining the size of the equity awards to be granted to our Named Executive Officers. Instead, in making these decisions, the compensation committee has exercised its judgment as to the amount of the awards after considering a competitive market analysis prepared by its compensation consultant, the outstanding equity holdings of each Named Executive Officer (including the current economic value of his or her unvested equity holdings and the ability of these unvested holdings to satisfy our retention objectives), the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our compensation peer group and other recently-public technology companies, the potential voting power dilution to our stockholders in relation to the median practice of the companies in our compensation peer group and the other factors described in “Compensation-Setting Process — Setting Target Total Direct Compensation” above. Based upon these factors, the compensation committee determines the size of each award at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

CEO Equity Award

With respect to the equity award for our CEO, in 2020 the compensation committee granted him an option to purchase shares of our common stock and a RSU award that may be settled for shares of our common stock in recognition of his significant contributions to our development both preceding and following our transition to public company status, the retention value of his remaining outstanding unvested equity awards and the highly competitive market for proven executive talent and his historical level of compensation relative to that of similarly-situated executives at the companies in our compensation peer group. Acknowledging the potential sizeable value of these awards, the compensation committee determined that his 2021 equity award should be focused largely on motivating his performance to lead us through our next stage of development as we continue to create long-term sustainable stockholder value. Consequently, the compensation committee determined that such award should be in the form of an option to purchase shares of our common stock that is performance-based and also subject to a time-based service requirement.

Accordingly, the compensation committee determined to grant the award in an amount commensurate with the awards being granted to chief executive officers of similarly-sized companies in the technology sector, subject to becoming exercisable only if he is able to lead us to our next level growth as reflected by a meaningful increase in the value of our common stock. To this end, the compensation committee structured the option so that it would vest only upon satisfaction of a performance component (the “Stock Price Achievement”) requirement and a time-based service requirement. Under the Stock Price Achievement requirement, the option will become eligible to be exercised only if our 30-day average closing stock price for a period of 30 consecutive trading days (or the per share price payable in connection with a change of control) equals or exceeds 133% of the option’s grant-date exercise price by the fourth anniversary of the grant date (that is, February 16, 2025). In addition, to be exercisable, the time-based service requirement has to be satisfied over a three-year period. This time-based service requirement stipulates that 1/12th of the total number of shares of our common stock subject to the option satisfies the time-based service requirement on May 15, 2021, with an additional 1/12th of the total number of shares subject to the option satisfying such requirement quarterly thereafter for the remaining 11 quarters, contingent upon our CEO’s continued employment with or service to us through each applicable quarterly vesting date.

To further align Mr. Lurie’s compensation to our financial performance and with long-term shareholder value, the compensation committee determined Mr. Lurie’s 2022 equity grant would be in the form of 50% time-based RSAs and 50% performance-based RSAs (based on fair value). The number of shares that become eligible to vest under the performance-based RSAs are based on our relative total shareholder return (“TSR”) as compared to the TSR of the S&P Software & Services Select Industry Index (“SPSISS”) over a scheduled performance period. The performance period began on the award’s grant date and ends on the last day of our 2024 fiscal year, with additional performance periods that began on the award’s grant date and end on the last day of our 2022 fiscal year (the “One-Year Performance Period”) and our 2023 fiscal year, respectively (the “Two-Year Performance Period”). Performance will be measured at the end of each performance period with actual performance compared against pre-established target levels to determine achievement of the performance goal. The earned portion of the performance-based RSA award is scheduled to vest on the three-year anniversary of the award’s grant date (reduced by the number of shares that vest pursuant to the next sentence), with the maximum number of shares eligible to vest capped at 200% of the target number of shares. Up to 33% of the target number of shares will be eligible to vest on the first and second anniversary of the award’s grant date, respectively, based on performance measured during the One-Year Performance Period and the Two-Year Performance Period. The SPSISS was selected to align us most closely to our compensation peers.

In February 2021, as part of its annual review of our executive compensation program, and after taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own equity award), as well as the factors described in the preceding paragraph, the compensation committee granted our CEO an option to purchase shares of our common stock with both performance-based and time-based vesting requirements, while granting our other Named Executive Officers options to purchase shares of common stock and RSAs with time-based vesting requirements. Further, the compensation committee determined that the dollar value of the stock options should comprise roughly 50% of each applicable Named Executive Officer’s 2021 equity award, and the dollar value of the RSAs should comprise the remaining approximately 50% of the award. The compensation committee’s valuation methodology provided that the stock options were valued at a 2:1 ratio of options to the RSAs.

The equity awards granted to our Named Executive Officers for 2021 were as follows:

Named Executive Officer	Stock Option (number of shares)	RSA Awards (number of shares)	Aggregate Equity Awards (grant date fair value)($)
Zander Lurie	580,911	—	5,687,119
Justin Coulombe(1)	110,000	55,000	2,090,550
Lora Blum	86,430	43,215	2,072,159
Tom Hale	151,253	75,627	3,626,304
John Schoenstein	108,138	54,019	2,590,211
Deborah Clifford	129,646	64,823	3,108,263

(1)	Equity awards granted to Mr. Coulombe were awarded in connection with his promotion to Chief Financial Officer and do not include any awards made in 2021 prior to his promotion (see below).

The options granted to the Named Executive Officers (other than our CEO, whose option is also subject to a performance-based requirement as described above and to our CFO, whose grants are described below) to purchase shares of our common stock vest (and become exercisable) over a three-year period, with 1/12th of the total number of shares of our common stock subject to an option vesting on May 15, 2021 and 1/12th of the total number of shares subject to the option vesting quarterly thereafter for the remaining 11 quarters, contingent upon the Named Executive Officer’s continued employment with or service to us through each applicable vesting date.

The RSAs granted to the Named Executive Officers vest over a three-year period, with 1/12th of the total number of units subject to an award vesting on May 15, 2021 and 1/12th of the total number of units subject to the award vesting quarterly thereafter for the remaining 11 quarters, contingent upon the Named Executive Officer’s continued employment with or service to us through each applicable vesting date.

Equity Awards for Mr. Coulombe

In connection with Mr. Coulombe’s promotion to the position of Chief Financial Officer, on August 25, 2021, the compensation committee granted him an RSA for 55,000 shares of our common stock and an option to purchase 110,000 shares of our common stock with an aggregate grant date fair value of approximately $2,090,550. These time-based equity awards vest over a three-year period, with 1/12th of the total number of shares of our common stock subject to each award vesting on November 15, 2021 and 1/12th of the total number of shares subject to the option vesting quarterly thereafter for the remaining 11 quarters, contingent upon his continued employment with or service to us through each applicable vesting date. In February 2021, in connection with management’s annual compensation review of his role as Senior Vice President and prior to his promotion to the position of Chief Financial Officer, Mr. Coulombe also received an RSU award for 18,000 shares of our common stock and an option to purchase 36,000 shares of our common stock with an aggregate grant date fair value of approximately $863,100.

The equity awards granted to our Named Executive Officers during 2021 are set forth in the “2021 Summary Compensation Table” and the “2021 Grants of Plan-Based Awards Table” below.

Health and Welfare Benefits

Our Named Executive Officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, commuter benefits, and reimbursement for mobile phone coverage.

We also maintain a Section 401(k) retirement plan (the “Section 401(k) Plan”) that provides eligible employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the Section 401(k) Plan as of the first day of the month following the date they meet the plan’s eligibility requirements. Participants are able to defer up to 100% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code (the “Code”). All participants’ interests in their deferrals are 100% vested when contributed. The Section 401(k) Plan permits us to make matching contributions and profit-sharing contributions to eligible participants and, currently, we match up to 25% of such contributions.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.

Employment Arrangements

In connection with our initial public offering, we entered into written confirmatory employment offer letters with each of our then-employed Named Executive Officers in September 2018, and we entered into an executive employment offer letter with Mr. Coulombe in June 2021. Each of these arrangements was approved on our behalf by the compensation committee. We believe that these arrangements were necessary to secure the continued service of these individuals in a highly competitive job market.

Each of these employment offer letters does not have a specific term, provides for “at will” employment (meaning that either we or the executive officer may terminate the employment relationship at any time without cause) and generally set forth the Named Executive Officer’s then-current base salary, target annual cash bonus opportunity, eligibility to receive equity awards as determined in the discretion of our board of directors or authorized committee of the board of directors and eligibility to participate in our employee benefit plans and programs in effect for similarly situated employees during his or her employment. In addition, each Named Executive Officer who executed a confirmatory employment offer letter with us reaffirmed the terms and conditions of our Employee Proprietary Information and Inventions Agreement and our Arbitration Agreement that he or she had previously entered into with us. Mr. Coulombe entered into such agreements at the time of his initial employment with us.

These confirmatory employment offer letters (as well as Mr. Coulombe’s executive employment offer letter) also provided that each Named Executive Officer would be eligible to enter into a Change in Control and Severance Agreement based on his or her position within the Company. These agreements specify the severance payments and benefits that he or she is eligible to receive in connection with certain terminations of employment with the Company. These post-employment compensation arrangements are discussed in “Post-Employment Compensation” below.

For detailed descriptions of the employment arrangements with our Named Executive Officers, see “Potential Payments upon Termination or Change in Control” below.

Post-Employment Compensation

We have entered into Change in Control and Severance Agreements with each of our Named Executive Officers which provide for certain protections in the event of specified involuntary terminations of employment, including a termination of employment in connection with a change in control of the Company, in exchange for executing and not revoking our then-standard separation agreement and release of claims (which may include a non-disparagement covenant, non-solicit provisions, an agreement to assist in any litigation matters and other standard terms and conditions). Each Change in Control and Severance Agreement has an initial term of three years commencing on the effective date of the agreement. On the third anniversary of the effective date of the agreement, the agreement will automatically renew for additional one-year terms unless either party provides the other party with written notice of nonrenewal at least one year prior to the date of automatic renewal.

These Change in Control and Severance Agreements provide reasonable compensation in the form of severance pay and certain limited benefits to a Named Executive Officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing Named Executive Officer to sign a separation agreement and release of claims in a form and with terms acceptable to us providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits. We also believe that these arrangements provided by these agreements help maintain our Named Executive Officers’ continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the Company. The terms and conditions of these agreements were approved by the compensation committee after an analysis of competitive market data.

Under the Change in Control and Severance Agreements, all payments and benefits in the event of a change in control of the Company are payable only if there is a connected loss of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

In the event of a change in control of the Company, to the extent that any of the amounts provided for under the Change in Control and Severance Agreements entered into with each of our Named Executive Officers would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the related excise tax under Section 4999 of the Code, a Named Executive Officer will be entitled to receive either: either full payment of benefits under his or her agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the Named Executive Officer.

We do not use excise tax payments (or “gross-ups”) relating to a change in control of the Company and have no such obligations in place with respect to any of our executive officers, including our Named Executive Officers.

We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company, are essential to attracting and retaining highly qualified executive officers. The compensation committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual compensation for our Named Executive Officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.

For detailed descriptions of the post-employment compensation arrangements with our Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments upon Termination or Change in Control” below.

Other Compensation Policies

Prohibition of Hedging and Pledging of Securities

Under our Insider Trading Policy, our employees, including officers, and the members of our board of directors are prohibited from trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards granted to such individuals by the Company). This includes any hedging or similar transaction designed to decrease the risks associated with holding our common stock. In addition, our employees, including officers, and the members of our board of directors may not engage in short sales (that is, the sale of a security that must be borrowed to make delivery) or “sell short against the box” (that is, sell with a delayed delivery) involving our securities.

Also, under our Insider Trading Policy, our employees, including officers, and the members of our board of directors may not pledge our securities as collateral for a loan or hold shares of our common stock in a margin account.

Stock Ownership Guidelines

To further align the interests of our CEO and board of directors with those of our stockholders and to promote a long-term perspective in managing our Company, in February 2021, we adopted a stock ownership policy for our CEO and the non-employee members of our board of directors. Our stock ownership guidelines require our CEO to acquire and hold the number of shares of our common stock equal in value to five times his annual base salary until he ceases to be our Chief Executive Officer. For purposes of our stock ownership policy, we only count directly and beneficially owned shares of our common stock, including shares purchased through our employee stock purchase plan, and if applicable, shares underlying vested RSU awards that are deferred for settlement. Our CEO has five years from the effective date of the policy to obtain the required ownership level.

Compensation Clawback Policy

In February 2021, we adopted a compensation clawback policy that requires any Section 16 officer or executive vice president to repay or return cash bonuses and/or equity awards such officers have received from the Company (or any of its subsidiaries) in the event: (i) the Company issues a material restatement of its financial statements where the restatement was caused by such officer’s intentional misconduct; (ii) such officer was found to be in violation of non-compete provisions of any plan or agreement with the Company or its subsidiaries; or (iii) such officer has committed ethical or criminal violations. The compensation committee will consider all relevant factors and exercise business judgment in determining any appropriate amounts to recoup up to 100% of the compensation awarded. The policy applies to our incentive compensation arrangements beginning with the 2021 performance period and equity awards beginning with grants made after February 4, 2021.

Tax and Accounting Considerations

The compensation committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation

Under Section 162(m) of the Code, compensation paid to our covered executive officers (including our CEO and Chief Financial Officer), and except for certain grandfathered arrangements and certain compensation paid pursuant to a compensation plan in existence before the effective date of our initial public offering, will not be deductible to the extent it exceeds $1 million. In 2021 the compensation committee considered the potential future effects of Section 162(m) when determining Named Executive Officer compensation and the compensation committee is expected to consider the potential future effects of Section 162(m) when determining future Named Executive Officer compensation.

Accounting for Stock-Based Compensation

The compensation committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

COMPENSATION COMMITTEE REPORT

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this Proxy Statement.

In this context, the compensation committee hereby reports as follows:

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Compensation Committee

Benjamin C. Spero (Chair)

Ryan Finley

Sheryl K. Sandberg

Summary Compensation Table

The following table provides information regarding the compensation of our Named Executive Officers during the fiscal years ended December 31, 2021, 2020 and 2019.

Name	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Zander Lurie(3)	2021	477,003	5,687,119	—	453,153	6,532	6,623,807
Chief Executive Officer & Director	2020	445,000	5,501,673	5,605,957	396,050	5,850	11,954,530
	2019	442,500	2,384,640	2,556,450	449,361	5,560	5,838,511

Lora Blum	2021	354,455	910,108	1,162,051	231,504	6,532	2,664,650
Chief Legal Officer & Secretary	2020	333,750	715,213	655,856	162,113	5,850	1,872,782
	2019	318,333	576,000	617,500	161,568	5,560	1,678,961

Justin Coulombe(4)	2021	340,305	1,387,780	1,565,870	196,643	5,155	3,495,753
Chief Financial Officer

Tom Hale	2021	399,856	1,592,694	2,033,610	273,502	9,043	4,308,705
President	2020	388,750	1,788,032	1,639,640	311,389	8,103	4,135,914
	2019	374,167	1,843,200	1,976,000	344,250	6,606	4,544,223

John Schoenstein(5)	2021	420,914	1,137,640	1,452,571	275,429	8,734	3,570,717
Chief Sales Officer	2020	370,833	1,100,323	1,009,005	332,497	7,907	2,820,565
	2019	325,000	864,000	926,250	388,163	6,053	2,509,466

Deborah Clifford(6)	2021	73,920	1,365,172	1,743,090	—	5,155	3,187,337
Chief Financial Officer (former)	2020	388,750	1,375,418	1,261,270	259,491	5,850	3,290,779
	2019	180,398	3,141,405	3,517,838	137,700	338	6,977,678

(1)

The amounts reported in the “Option Awards” and “Stock Awards” columns represent the aggregate grant-date fair value of the stock options and/or RSUs or RSAs awarded to the Named Executive Officer in 2021, 2020, and 2019 (if applicable), calculated in accordance with ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in determining the grant date fair value of the stock options and/or RSUs or RSAs reported in these columns are set forth in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 14, 2022.

(2)

For 2021, the amounts reported include: (i) matching 401(k) contributions of $4,875 for each of Mr. Lurie, Ms. Blum, Mr. Coulombe and Ms. Clifford, and $6,500 for each of Mr. Hale and Mr. Schoenstein; (ii) basic life insurance on behalf of Messrs. Hale and Schoenstein ($1,242 each), on behalf of Mr. Lurie and Ms. Blum ($810 each), on behalf of Mr. Coulombe ($486) and on behalf of Ms. Clifford ($169), and (iii) tax gross-ups for de minimis perquisites and personal benefits.

(3)

Mr. Lurie serves as our Chief Executive Officer and director, and, from March 6, 2021 through June 28, 2021, following Ms. Clifford’s departure and before Mr. Coulombe’s promotion, also served as our interim Chief Financial Officer, but received no additional compensation for the interim role. The Company estimated the grant-date fair value of Mr. Lurie’s performance stock options subject to a market condition using a Monte Carlo simulation model, using the following assumptions: risk-free interest rate of 1.3%, annualized volatility of 48.0% and expected dividend yield of 0.0%. The grant date fair value of the award was $9.79 per share.

(4)

Mr. Coulombe was promoted to become our Chief Financial Officer in June 2021, and therefore his compensation set forth in the table above reflects both compensation received prior to his promotion and as CFO.

(5)

In 2021, Mr. Schoenstein moved from a sales commission arrangement to participating in the Executive Bonus Plan. Accordingly, his Non-Equity Incentive Plan Compensation is composed of $35,505 for his final sales commissions earned in January 2021 and $239,924 pursuant to the 2021 Executive Bonus Plan earned in the balance of 2021.

(6)

Ms. Clifford became our Chief Financial Officer in July 2019 and departed in March 2021. Accordingly, amounts reported represent Ms. Clifford’s salary prorated for the portions of 2019 and 2021 in which she was employed with us. and Ms. Clifford did not receive a 2021 annual cash bonus.

Grants of Plan-Based Awards in 2021

		Estimated future payouts under non-equity incentive plan awards(1)			Stock awards (#)(2)	Option awards (#)(2)	Exercise price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)(3)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)
Zander Lurie	2/4/21	242,500	485,000	727,500	—	—	—	—
	2/16/21	—	—	—	—	580,911	21.99	5,687,119

Lora Blum	2/4/21	99,000	198,000	297,000	—	—	—	—
	2/16/21	—	—	—	43,215	86,430	21.99	2,072,159

Justin Coulombe(4)	2/4/21	—	—	—	18,000	—	—	484,020
	2/16/21	—	—	—	—	36,000	21.99	379,080
	8/25/21	121,875	243,750	365,625	55,000	110,000	19.67	2,090,550

Tom Hale	2/4/21	182,250	364,500	546,750	—	—	—	—
	2/16/21	—	—	—	75,627	151,253	21.99	3,626,304

John Schoenstein	2/4/21	170,000	340,000	510,000	—	—	—	—
	2/16/21	—	—	—	54,019	108,038	21.99	2,590,211

Deborah Clifford(5)	2/4/21	151,875	303,750	455,625	—	—	—	—
	2/16/21	—	—	—	64,823	129,646	21.99	3,108,263

(1)	All non-equity incentive plan awards were made under the 2021 terms and conditions of our Executive Bonus Plan.

(2)	Represents number of shares of our common stock underlying each award of RSAs, RSUs or stock options under the 2018 Equity Incentive Plan (the “2018 Plan”).

(3)	Amounts reported represent the aggregate grant-date fair value of RSAs, RSUs and stock option awards calculated in accordance with ASC Topic 718.

(4)

Mr. Coulombe received grants of RSUs and stock options in February 2021 prior to his promotion to CFO. In August 2021, following his promotion to CFO, Mr. Coulombe, then received a grant under the Executive Bonus Plan as well as grants of RSAs and stock options. The August 2021 grant as reported above assumes threshold, target and maximum payouts based on his annual salary rate following his promotion to CFO. Please see Summary Compensation above for actual amounts of payout under both our Executive Bonus Plan and our Non-Executive Employee Bonus Plan.

(5)	Ms. Clifford departed the Company in March 2021 and, accordingly, was paid no bonus under the Executive Bonus Plan.

Outstanding Equity Awards at 2021 Year-End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2021:

			Option Awards				Stock awards
Name	Grant Date(1)		Number of securities underlying unexercised options - exercisable (#)	Number of securities underlying unexercised options - unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)
Zander Lurie	05/19/2015	(3)	145,000	—	16.03	5/19/2025
	08/06/2015	(4)	190,000	—	16.03	8/6/2025
	01/16/2016	(5)	2,200,000	—	16.03	1/16/2026
	03/05/2018	(6)	561,000	—	13.20	3/5/2028
	02/15/2019	(7)	379,500	34,500	12.35	2/15/2029
	02/15/2019	(8)					17,250	364,838
	02/18/2020	(9)	246,617	317,079	21.32	2/18/2030
	02/18/2020	(10)					158,539	3,353,100
	02/16/2021	(11)	145,228	435,683	21.99	2/16/2031

Lora Blum	02/17/2017	(12)	243,752	—	16.03	2/17/2027
	03/05/2018	(13)	7,750	—	13.20	3/5/2028
	02/15/2019	(14)	33,335	8,333	12.35	2/15/2029
	02/15/2019	(15)					4,167	88,132
	02/18/2020	(16)	42,747	30,533	21.32	2/18/2030
	02/18/2020	(17)					15,267	322,897
	02/16/2021	(18)	21,608	64,822	21.99	2/16/2031
	02/16/2021	(19)					32,411	685,493

Justin Coulombe	11/14/2019	(20)	14,316	28,000	16.70	11/14/2029
	11/14/2019	(21)					14,000	296,100
	08/27/2020	(22)					3,844	81,301
	02/04/2021	(23)					13,500	285,525
	02/16/2021	(24)	9,000	27,000	21.99	2/16/2031
	08/25/2021	(25)	9,167	100,833	19.67	8/25/2031
	08/25/2021	(26)					50,417	1,066,320

Tom Hale	08/29/2016	(27)	700,000	—	16.03	8/29/2026
	03/05/2018	(28)	107,500	—	13.20	3/5/2028
	02/15/2019	(29)	133,332	26,667	12.35	2/15/2029
	02/15/2019	(30)					13,333	281,993
	02/18/2020	(31)	106,867	76,333	21.32	2/18/2030
	02/18/2020	(32)					38,167	807,232
	02/16/2021	(33)	37,813	113,440	21.99	2/16/2031
	02/16/2021	(34)					56,720	1,199,628

John Schoenstein	10/31/2017	(35)	78,125	—	16.03	10/31/2027
	03/05/2018	(36)	29,168	—	13.20	3/5/2028
	02/15/2019	(37)	125,000	12,500	12.35	2/15/2029
	02/15/2019	(38)					6,250	132,188
	02/18/2020	(39)	65,764	46,974	21.32	2/18/2030
	02/18/2020	(40)					23,487	496,750
	02/16/2021	(41)	27,010	81,028	21.99	2/16/2031
	02/16/2021	(42)					40,514	856,871

(1)

Outstanding equity awards granted prior to September 2018 were pursuant to our 2011 Equity Incentive Plan (the “2011 Plan”). All other awards were pursuant to our 2018 Plan. All option awards under the 2011 Plan may be early exercised.

(2)

The market value of unvested shares is calculated by multiplying the number of unvested shares held by the applicable Named Executive Officer by the closing price of our common stock on December 31, 2021, which was $21.15.

(3)	The shares underlying this option were fully vested as of December 31, 2021.

(4)	The shares underlying this option were fully vested as of December 31, 2021.

(5)	The shares underlying this option were fully vested as of December 31, 2021.

(6)	The shares underlying this option were fully vested as of December 31, 2021.

(7)	The shares underlying this option vest, subject to Mr. Lurie’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2019 and quarterly thereafter.

(8)	The shares underlying this RSU vest, subject to Mr. Lurie’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2019 and quarterly thereafter.

(9)	The shares underlying this option vest, subject to Mr. Lurie’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2020 and quarterly thereafter.

(10)	The shares underlying this RSU vest, subject to Mr. Lurie’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2020 and quarterly thereafter.

(11)

The shares underlying this Performance Option becomes exercisable, subject to Mr. Lurie’s continued role as a service provider to us, if both a Time-Based Service Requirement and a Stock Price Achievement Requirement are met as follows: (i) the Time-Based Service Requirement vests as to 1/12th of the total shares on May 15, 2021 and quarterly thereafter; and (ii) the Stock Price Achievement Requirement is met if, on or before February 16, 2025, the average closing price has equaled or exceeded 133% of the Performance Option Exercise Price for 30 consecutive trading days.

(12)

The shares underlying this option vest, subject to Ms. Blum’s continued role as a service provider to us, as to 1/4th of the total shares on January 23, 2018, with 1/48th of the total shares vesting monthly thereafter.

(13)	The shares underlying this option were fully vested as of December 31, 2021.

(14)	The shares underlying this option vest, subject to Ms. Blum’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2019 and quarterly thereafter.

(15)	The shares underlying this RSU vest, subject to Ms. Blum’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2019 and quarterly thereafter.

(16)	The shares underlying this option vest, subject to Ms. Blum’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2020 and quarterly thereafter.

(17)	The shares underlying this RSU vest, subject to Ms. Blum’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2020 and quarterly thereafter.

(18)	The shares underlying this option vest, subject to Ms. Blum’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2021 and quarterly thereafter.

(19)	The shares underlying this RSA vest, subject to Ms. Blum’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2021 and quarterly thereafter.

(20)

The shares underlying this option vest, subject to Mr. Coulombe’s continued role as a service provider to us, as to 1/4 of the total shares on August 15, 2020, and then 1/16 of the total shares vest quarterly thereafter.

(21)

The shares underlying this RSU vest, subject to Mr. Coulombe’s continued role as a service provider to us, as to 1/4 of the total shares on August 15, 2020, and then 1/16 of the total shares vest quarterly thereafter.

(22)	The shares underlying this RSU vest, subject to Mr. Coulombe’s continued role as a service provider to us, as to 1/8 of the total shares on November 15, 2020 and quarterly thereafter.

(23)	The shares underlying this RSU vest, subject to Mr. Coulombe’s continued role as a service provider to us, as to 1/12th of the total shares on November 15, 2021 and quarterly thereafter.

(24)	The shares underlying this option vest, subject to Mr. Coulombe’s continued role as a service provider to us, as to 1/12th of the total shares on November 15, 2021 and quarterly thereafter.

(25)	The shares underlying this option vest, subject to Mr. Coulombe’s continued role as a service provider to us, as to 1/12th of the total shares on November 15, 2021.

(26)	The shares underlying this RSA vest, subject to Mr. Coulombe’s continued role as a service provider to us, as to 1/12th of the total shares on November 15, 2021 and quarterly thereafter.

(27)	The shares underlying this option were fully vested as of December 31, 2021.

(28)	The shares underlying this option were fully vested as of December 31, 2021.

(29)	The shares underlying this option vest, subject to Mr. Hale’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2019 and quarterly thereafter.

(30)	The shares underlying this RSU vest, subject to Mr. Hale’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2019 and quarterly thereafter.

(31)	The shares underlying this option vest, subject to Mr. Hale’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2020 and quarterly thereafter.

(32)	The shares underlying this RSU vest, subject to Mr. Hale’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2020 and quarterly thereafter.

(33)	The shares underlying this option vest, subject to Mr. Hale’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2021 and quarterly thereafter.

(34)	The shares underlying this RSA vest, subject to Mr. Hale’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2021 and quarterly thereafter.

(35)	The shares underlying this option were fully vested as of December 31, 2021.

(36)	The shares underlying this option were fully vested as of December 31, 2021.

(37)	The shares underlying this option vest, subject to Mr. Schoenstein’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2019 and quarterly thereafter.

(38)	The shares underlying this RSU vest, subject to Mr. Schoenstein’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2019 and quarterly thereafter.

(39)	The shares underlying this option vest, subject to Mr. Schoenstein’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2020 and quarterly thereafter.

(40)	The shares underlying this RSU vest, subject to Mr. Schoenstein’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2020 and quarterly thereafter.

(41)	The shares underlying this option vest, subject to Mr. Schoenstein’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2021 and quarterly thereafter.

(42)	The shares underlying this RSA vest, subject to Mr. Schoenstein’s continued role as a service provider to us, as to 1/12th of the total shares on May 15, 2021 and quarterly thereafter.

See “Potential Payments upon Termination or Change in Control” below for a description of accelerated vesting provisions applicable to the Named Executive Officer’s outstanding equity awards.

Option Exercises and Stock Vested in 2021

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Zander Lurie	65,000	115,700	155,045	3,378,915
Lora Blum	—	—	46,953	1,020,364
Justin Coulombe	1,684	13,977	22,208	482,056
Tom Hale	300,000	3,311,018	109,024	2,345,781
John Schoenstein	—	—	68,753	1,467,097
Deborah Clifford	143,313	120,388	17,813	432,143

(1)	The value realized upon exercise of option awards is calculated by subtracting the exercise price of the options from the market price of the underlying common stock at the time of exercise.

(2)

The value realized upon vesting of RSAs and RSUs is calculated by multiplying the number of shares vested by the closing price our common stock on the vest date (or, in the event the vest date occurs on a holiday or weekend, the closing price on immediately preceding trading day).

Potential Payments upon Termination or Change in Control

Qualifying Termination without Change in Control

Name	Base Salary Component ($)	Cash Bonus Component ($)	Value of Accelerated Equity Awards ($)	Value of Benefits ($)	Total ($)
Zander Lurie	485,000	—	—	52,221	537,221
Lora Blum	180,000	—	—	15,311	195,311
Justin Coulombe	187,500	—	—	5,861	193,361
Tom Hale	405,000	359,870	—	34,814	799,684
John Schoenstein	212,500	—	—	17,060	229,560

Qualifying Termination with Change in Control

Name	Base Salary Component ($)	Cash Bonus Component ($)	Value of Accelerated Equity Awards ($)(1)	Value of Benefits ($)	Total ($)
Zander Lurie	727,500	477,003	4,021,537	52,221	5,278,261
Lora Blum	360,000	194,950	1,169,852	15,311	1,740,113
Justin Coulombe	375,000	188,175	2,003,078	5,861	2,572,114
Tom Hale	607,500	359,870	2,523,523	34,814	3,525,707
John Schoenstein	425,000	336,731	1,595,809	17,060	2,374,599

(1)	Value based on a per share price of $21.15, which was the closing price on December 31, 2021

We have entered into a change in control and severance agreement with each of our Named Executive Officers that provide for the severance and change in control benefits as described below. Each change in control and severance agreement will supersede any prior agreement or arrangement the Named Executive Officer may have had with us that provides for severance and/or change in control payments or benefits.

Each change in control and severance agreement with our Named Executive Officers has an initial term of three years commencing on the effective date of the agreement. On the third anniversary of the effective date of the agreement, the agreement will renew automatically for additional one-year terms unless either party provides the other party with written notice of nonrenewal at least one year prior to the date of automatic renewal. However, if a change in control (as defined in the applicable agreement) occurs when there are fewer than 12 months remaining during the initial term or during an additional term, the term of the change in control and severance agreement will extend automatically through the date that is 12 months following the date of the change in control. Additionally, if an initial occurrence of an act or omission by us that constitutes grounds for “good reason” occurs, and the expiration date of any cure period with respect to such grounds could occur following the expiration of the initial term or an additional term, the term of the change in control and severance agreement will extend automatically for 15 days following the expiration of the cure period.

Termination Without Change in Control

If a Named Executive Officer’s employment is terminated outside the period beginning three months before a change in control and ending 12 months following a change in control, or the Change in Control Period, either (1) by us (or any of our subsidiaries) without “cause” (excluding by reason of death or disability) or (2) by a Named Executive Officer for “good reason” (as such terms are defined in each of their change in control and severance agreement), they will receive the following benefits if they timely sign and do not revoke a release of claims in our favor:

•

a lump-sum payment equal to 12 months for Messrs. Hale and Lurie or six months for Mses. Blum and Clifford and Messrs. Coulombe and Schoenstein of annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) and, in the case of Mr. Hale, a prorated portion of his target annual bonus as in effect for the fiscal year in which the termination occurs, prorated based on the number of days of completed service for the fiscal year in which the termination occurs; and

•

payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for up to 18 months for Mr. Lurie, up to 12 months for Mr. Hale, and up to six months for Mses. Blum and Clifford and Messrs. Coulombe and Schoenstein (and for each of their eligible dependents, if any), or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate, or be subject to an excise tax under, applicable law.

Termination With Change in Control

If, within the Change in Control Period, a Named Executive Officer’s employment is terminated either (1) by us (or any of our subsidiaries) without cause (excluding by reason of death or disability) or (2) by either of them for good reason, they will receive the following benefits if they timely sign and do not revoke a release of claims in our favor:

•

a lump-sum payment, less applicable withholdings, equal to the sum of (x) 18 months for Mr. Lurie, and 12 months for Mses. Blum and Clifford and Messrs. Coulombe, Hale and Schoenstein, of annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction or if greater, at the level in effect immediately prior to the change in control) and (y) a prorated portion of such executive’s target annual bonus as in effect for the fiscal year in which the termination occurs, prorated based on the number of days of completed service for the fiscal year in which the termination occurs;

•

payment of premiums for coverage under COBRA for the Named Executive Officer and such Named Executive Officer’s eligible dependents, if any, for up to 18 months for Mr. Lurie, up to 12 months for Mr. Hale, and up to six months for Mses. Blum and Clifford and Messrs. Coulombe and Schoenstein, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate, or be subject to an excise tax under, applicable law; and

•

100% accelerated vesting and exercisability of all outstanding equity awards and, in the case of an equity award with performance-based vesting unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria generally will be deemed achieved at 100% of target levels

If any of the amounts provided for under these change in control and severance agreements or otherwise payable to any of our Named Executive Officers would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and could be subject to the related excise tax, the Named Executive Officer would be entitled to receive either full payment of benefits under his or her change in control or severance agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the Named Executive Officer. The change in control and severance agreements do not require us to provide any tax gross-up payments.

CEO Pay Ratio

As required by SEC rules, we are providing the following information about the relationship between the annual total compensation of our Chief Executive Officer and the annual total compensation of our median compensated employee (our “CEO pay ratio”).

As permitted by SEC rules, for purposes of calculating our CEO pay ratio, we used the same median employee for fiscal 2021 that we identified for fiscal 2020 when we identified the median of the annual total compensation of all employees of our company, other than our Chief Executive Officer (our ”Median Employee”). We used our Median Employee again because there have been no significant changes to our employee population or employee compensation arrangements for fiscal 2021 that we believe would significantly change our CEO pay ratio results. For our fiscal year ending on December 31, 2021:

•

the annual total compensation of our Median Employee was $149,828. This annual total compensation was calculated in accordance with SEC Rules, using the same methodology we use for our Named Executive Officers as set forth in our Summary Compensation Table for 2021 (above);

•	the annual total compensation of our Chief Executive Officer, Zander Lurie, as reported for him in our Summary Compensation Table for 2021 (above) was $6,623,807; and

•	the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was approximately 44 to 1.

We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules and based upon our reasonable judgment and assumptions.

In 2020, to identify our Median Employee, we examined the compensation of all our full-time, part-time, temporary or seasonal employees (other than our Chief Executive Officer) as of December 31, 2020 (our “Determination Date”). We did not include any independent contractors or other non-employee workers in our employee population. We used a consistently applied compensation measure consisting of:

•	annual base salary rates (annualized where appropriate for partial-year employees);

•	annual variable cash compensation targets (annual bonus or commission); and

•

the fair value on the Determination Date of our guideline equity awards identified for each employee role granted as part of our regular annual equity award grant cycle, calculated using the same methodology we used for our named executive officers in our Summary Compensation Table for 2021 (above).

Taken together, this is Total Direct Compensation, which reflects our compensation structure across our entire employee population. We selected this compensation measure as it captures the principal forms of compensation delivered to our employees and this information is readily available with respect to our employee population. Payments not made in U.S. dollars were converted to U.S. dollars using the applicable currency exchange rates we used for all accounting and transactions as of the Determination Date. We did not make any cost-of-living adjustment.

Using this approach, we selected the individual at the median of our employee population, who was a full-time employee based in Ireland hired during 2020 (the “Median Employee”). We then calculated the fiscal 2021 annual total compensation for this individual using the same methodology we use for our Named Executive Officers as set forth in our Summary Compensation Table for 2021.

Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide any defined benefit pension plans or any nonqualified deferred compensation plans or arrangements to our executive officers. We maintain a tax-qualified retirement plan, or the 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis, and our executive officers are eligible to participate on the same basis as other employees. Eligible employees are able to participate in the 401(k) plan as of the first day of the month following the date they meet the 401(k) plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants and we match up to 25% of such contributions.

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column) (#)
Equity compensation plans approved by security holders

2011 Equity Incentive Plan(1)	8,237,436	15.37	—

2018 Equity Incentive Plan(2)	12,286,143	19.36	16,886,338

2018 Employee Stock Purchase Plan(3)	—	—	5,192,197

Equity compensation plans not approved by security holders	—	—	—

TOTAL	20,523,579	17.11	22,078,535

(1)

As a result of the adoption of the 2018 Plan, we no longer grant awards under the 2011 Plan; however, all outstanding options issued pursuant to the 2011 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2018 Plan. Includes options to purchase 8,190,002 shares of our common stock and RSUs representing 47,434 shares of our common stock outstanding under our 2011 Plan.

(2)

Our 2018 Plan provides that the number of shares available for issuance under the 2018 Plan will be increased on the first day of each fiscal year, in an amount equal to the least of (i) 12,500,000 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year, or (iii) such other amount as our board of directors may determine. Includes options to purchase 6,337,517 shares of our common stock and RSUs representing 5,948,625 shares of our common stock outstanding under our 2018 Plan.

(3)

Our 2018 Employee Stock Purchase Plan (the “ESPP”) provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year, in an amount equal to the least of (i) 5,346,888 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year, or (iii) such other amount as may be determined by the administrator of the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022 for:

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;

•	each of our Named Executive Officers;

•	each of our directors and nominees for director; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 150,420,714 shares of our common stock outstanding as of March 31, 2022 (the “Beneficial Ownership Date”). We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Momentive Global Inc., One Curiosity Way, San Mateo, California 94403.

	Common Stock
Name of Beneficial Owner+	Number	Percentage
Named Executive Officers and Directors:
Zander Lurie(1)	5,336,542	3.5
Lora D. Blum (2)	587,806	*
Justin Coulombe(3)	362,425	*
Thomas E. Hale(4)	1,498,721	1.0
John S. Schoenstein(5)	610,157	*
Deborah L. Clifford(6)	—	*
Susan L. Decker(7)	284,264	*
David A. Ebersman(8)	284,264	*
Dana L. Evan(9)	264,626	*
Ryan Finley(10)	8,144,553	5.4
Sagar Gupta (11)	—	*
Erika H. James(12)	162,865	*
Sheryl K. Sandberg(13)	8,899,833	5.9
Benjamin C. Spero(14)	114,072	*
Serena J. Williams(15)	299,264	*
All executive officers and directors as a group (17 persons)(16)	27,965,727	17.7

Greater than 5% Stockholders:
The Vanguard Group Inc.(17)	12,176,159	8.1
Sheryl K. Sandberg Revocable Trust(18)	8,899,833	5.9
BlackRock, Inc.(19)	8,851,926	5.9
Clearbridge Investments, LLC(20)	8,118,984	5.4
SM Profits, LLC(21)	8,105,289	5.4
Spyglass Capital Management, LLC(22)	8,051,248	5.4

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

+

Options granted under our 2011 Plan to purchase shares of our capital stock included in this table are generally early exercisable, and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase by us.

(1)

Mr. Lurie’s ownership includes (i) 39,330 shares held of record by the Jason and Jennifer Lurie Family 2018 Irrevocable Trust dated May 31, 2018, of which Kristin Vogelsong, Mr. Lurie’s spouse, is the trustee, (ii) 39,330 shares held of record by the Eliza and Larry Becker Family 2018 Irrevocable Trust dated May 31, 2018, of which Ms. Vogelsong is the trustee, (iii) 26,219 shares held of record by the Scott and Caitlin Vogelsong Family 2018 Irrevocable Trust dated May 31, 2018, of which Ms. Vogelsong is the trustee, (iv) 3,827,079 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date, (v) 17,616 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date, and (vi) 599,942 shares of common stock underlying RSAs.

(2)

Ms. Blum’s ownership includes (i) 384,143 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date, (ii) 3,053 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date, and (iii) 148,605 shares of common stock underlying RSAs.

(3)

Mr. Coulombe’s ownership includes: (i) 64,816 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date, (ii) 4,781 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date, and (iii) 274,014 shares of common stock underlying RSAs.

(4)

Mr. Hale resigned from his role as President of the Company effective February 27, 2022. Mr. Hale’s ownership includes (i) 1,167,921 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date, (ii) 7,633 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date, and (iii) 50,418 shares of common stock underlying RSAs.

(5)

Mr. Schoenstein’s ownership includes (i) 374,363 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date, (ii) 4,698 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date, and (iii) 178,626 shares of common stock underlying RSAs.

(6)

Following Ms. Clifford’s departure on March 5, 2021, no shares subject to options are fully-vested or exercisable within 60 days of the Beneficial Ownership Date, and no RSUs are fully-vested and releasable within 60 days of the Beneficial Ownership Date. She does not hold any registered shares of our common stock.

(7)

Ms. Decker’s ownership includes (i) 236,176 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date, and (ii) 864 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(8)

Mr. Ebersman’s ownership includes (i) 236,176 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date, and (ii) 864 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(9)

Ms. Evan’s ownership includes (i) 236,176 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date, and (ii) 864 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(10)

Mr. Finley’s ownership includes (i) 8,105,289 shares held of record by SM Profits, LLC, of which Mr. Finley is a manager. Mr. Finley holds a controlling interest with respect to voting and investment power of the shares held by SM Profits, LLC. See footnote 21 for additional information regarding SM Profits, LLC, (ii) 26,176 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date, and (iii) 864 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(11)	Mr. Gupta does not currently own any equity interests in the Company.

(12)

Ms. James’ ownership includes (i) 135,551 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date, and (ii) 3,052 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(13)

Ms. Sandberg’s ownership consists of 8,899,833 shares held of record by the Sheryl K. Sandberg Revocable Trust, of which Ms. Sandberg is a trustee. See footnote 18 for additional information regarding the Sheryl K. Sandberg Revocable Trust.

(14)

Mr. Spero’s ownership includes (i) 8,497 shares held of record by Spectrum Equity Management Inc., an affiliate of Spectrum Equity of which Mr. Spero is a managing director, (ii) 26,176 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date, and (iii) 864 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date. Under an agreement with Spectrum Equity, Mr. Spero is deemed to hold the options and RSUs included herein for the indirect benefit of funds affiliated with Spectrum Equity. Pursuant to the agreement with Spectrum Equity, upon vesting, the shares underlying the RSUs are issued to and held by Spectrum Equity Management, Inc. Mr. Spero disclaims beneficial ownership of the above shares, options and RSUs and underlying common stock, except to the extent of his pecuniary interest therein.

(15)

Ms. Williams’ ownership includes (i) 236,176 shares subject to options fully-vested and exercisable within 60 days of the Beneficial Ownership Date, and (ii) 864 RSUs fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(16)

Consists of 27,965,727 shares beneficially owned by our current executive officers and directors, including (i) 1,578,434 shares of common stock underlying RSAs, (ii) 7,638,342 shares subject to options held by our current executive officers and directors that are fully-vested and exercisable within 60 days of the Beneficial Ownership Date, and (iii) 55,681 RSUs held by our current executive officers and directors fully-vested and releasable within 60 days of the Beneficial Ownership Date.

(17)

According to a Schedule 13G filed with the SEC on February 10, 2022 reporting stock ownership as of December 31, 2021, consists of 12,176,159 shares beneficially owned by The Vanguard Group Inc. and certain of its wholly-owned subsidiaries. The address for the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(18)

Consists of 8,899,833 shares held of record as of March 31, 2022 by the Sheryl K. Sandberg Revocable Trust, of which Ms. Sandberg is a trustee. Ms. Sandberg plans to donate the remaining shares beneficially owned by her (or the proceeds from the sale thereof) to the Sheryl Sandberg and Dave Goldberg Family Foundation as part of fulfilling their philanthropic commitment to the Giving Pledge.

(19)

According to a Schedule 13G filed with the SEC on March 11, 2022 reporting stock ownership as of December 31, 2021, consists of 8,851,926 shares beneficially owned by Blackrock, Inc. or certain of its subsidiaries. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(20)

According to a Schedule 13G filed with the SEC on February 10, 2022 reporting stock ownership as of December 31, 2021, consists of 8,118,984 shares beneficially owned by ClearBridge Investments, LLC. The address for ClearBridge Investments, LLC is 620 8th Ave., New York, NY 10018.

(21)

Consists of 8,105,289 shares held of record as of March 31, 2022 by SM Profits, LLC. Ryan Finley is a manager of SM Profits, LLC and holds a controlling interest with respect to voting and investment power of the shares held by SM Profits, LLC. The address for SM Profits, LLC is 9418 NE Vancouver Mall Dr., Vancouver, WA 98662.

(22)

According to a Schedule 13G filed with the SEC on February 14, 2022 reporting stock ownership as of December 31, 2021, consists of 8,051,248 shares beneficially owned by Spyglass Capital Management, LLC (“Spyglass”). The address for Spyglass is One Letterman Drive, Bldg A, Ste 4-800, San Francisco, CA 94129.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, certain officers and beneficial owners of more than ten percent of our outstanding common stock to file initial reports of beneficial ownership on Form 3, and reports of subsequent changes in beneficial ownership on Forms 4 or 5, with the SEC. Based solely on our review of these forms, we believe that all directors, officers and beneficial owners subject to Section 16 complied with the filing requirements applicable to them for the fiscal year ended December 31, 2021, with 12 exceptions:

•

Due to administrative error, a Form 4 reporting that an option to buy 129,646 shares of our common stock and an RSA for 64,823 shares of our common stock were granted to our former Chief Financial Officer, Deborah Clifford, on February 16, 2021, was not timely reported. A Form 4 reporting the transaction was filed on February 19, 2021;

•

Due to administrative error, a Form 4 reporting that an option to buy 151,253 shares of our common stock and an RSA for 75,627 shares of our common stock were granted to our former President, Thomas Hale, on February 16, 2021, was not timely reported. A Form 4 reporting the transaction was filed on February 19, 2021;

•

Due to administrative error, a Form 4 reporting that an option to buy 108,038 shares of our common stock and an RSA for 54,019 shares of our common stock were granted to our Chief Sales Officer, John Schoenstein, on February 16, 2021, was not timely reported. A Form 4 reporting the transaction was filed on February 19, 2021;

•

Due to administrative error, a Form 4 reporting the exercise of an option and sale of the underlying 12,444 shares of our common stock by our director, Dana Evan, on February 16, 2021, was not timely reported. A Form 4 reporting the transaction was filed on February 24, 2021; and

•

Due to administrative error, a Form 4 reporting the award of an RSU grant for 3,457 shares of our common stock to each of: our directors, Susan Decker, David Ebersman, Dana Evan, Ryan Finley, Erika James, Benjamin Spero, and Serena Williams; and our former director, Brad Smith, on June 2, 2021, was not timely reported. Form 4s reporting the transactions were filed on August 10, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, nominees for director, executive officers or beneficial holders of more than five percent of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Commercial Arrangements with Facebook

Sheryl Sandberg, a member of our board of directors, is the Chief Operating Officer of Facebook and serves on its board of directors. During 2021, we incurred expenses for search engine marketing services provided by Facebook of approximately $3.5 million. We also recognized revenue from all sales of our products to Facebook in the amount of approximately $223,000.

Lease Arrangements with Spectrum Equity

Benjamin Spero, a member of our board of directors, is a Managing Director at Spectrum Equity. In 2020, we entered into a lease arrangement with Spectrum Equity for certain office space in San Francisco, California and incurred expenses of approximately $765,000 in connection with the lease in 2021.

Momentive’s Social Impact

In April 2022, we released our second Social Impact Report outlining our commitment and areas for improvement as we aim to be transparent about creating a more sustainable, equitable, and just organization and society. The report was a survey of our global operations measured in alignment with the Sustainability Accounting Standards Board’s Software & IT Services sector standard and was prepared in accordance with GRI Standards: core option.

The report details some of our recent efforts to improve our positive social impact, including:

•	Hiring a Chief Diversity and Social Impact Officer, reporting to the CEO, accelerating our new social impact strategy, and dedicated team, Momentive Together.

•	Continuing our progress on our 2024 Workforce Diversity goals by delivering our 2021 milestone goals for Black, Indigenous, Latinx, Hawaiian/Pacific Islander, and two or more races by achieving 19.9%.

•	Assessing our total greenhouse gas emission baseline by measuring our Scope 1, 2, and 3 emissions under the GHG Protocol to establish long-term reduction goals.

•

Launched Workplace Equity IQ, our first diversity, equity, and inclusion solution for customers, which helps them understand where they have opportunities to improve, leveraging quantitative HR Data and qualitative (Employee sentiment survey data) to gather intersectional insights.

•	Increased spending to diverse suppliers by 90% since launching our vendor diversity program in 2020.

•

Introduced an Employee Relief Fund designed to help employees during crisis moments with their life (i.e., house fire, financial hardship, natural disaster, etc.) and allows fellow employees to donate to the fund to support each other.

•	Expanding our Team Gives Back program to include matching gifts and our Dollars for Doers program, earning nonprofits a contribution from Momentive of $20 per hour volunteered by our employees.

Diversity, equity, and inclusion (DEI) continues to be embedded within every decision we make centered around our culture and employee lived experiences. DEI is a critical aspect of our decision-making process, and we leverage our thought leadership in the market, a key driver of our community engagement, and inspiration for new approaches in our supplier diversity strategy chain. Our social impact program, led by our dedicated team, Momentive Together, focuses on three main pillars — educational equity, reshaping the workforce, and environmental responsibility. These pillars — ensure that while we focus on diversity, equity and inclusion internally, we also leverage our technology and employee expertise and financial resources to support nonprofits in communities where we live and work.

You can download the full 2021 Social Impact Report and learn more about our social impact programs by visiting our website: https://www.momentive.ai/en/about/momentive-together/.

Other Transactions

Other than as described above under this section titled “Certain Relationships and Related Party Transactions,” since December 31, 2020, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

We have adopted a formal written policy providing that our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

OTHER MATTERS

Fiscal Year 2021 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K filed with the SEC on February 14, 2021. This Proxy Statement and our Annual Report are posted on our investor relations webpage at https://investor.momentive.ai/ in the “Financials” section under “SEC Filings” and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Momentive Global Inc., Attention: Investor Relations, One Curiosity Way, San Mateo, California 94403.

Company Website

We maintain a website at www.momentive.ai. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

PROPOSALS OF STOCKHOLDERS FOR 2023 ANNUAL MEETING

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at our principal executive offices no later than December 26, 2022. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2023 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our Secretary at our principal executive offices not less than 45 nor more than 75 days before the first anniversary of the date on which we first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our bylaws must be received no earlier than February 9, 2023, and no later than March 11, 2023, unless our annual meeting date occurs more than 30 days before or 60 days after June 7, 2023. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2023 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our bylaws and SEC requirements. We will not consider any proposal or nomination that is not timely or otherwise does not meet the bylaws and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2023 annual meeting of stockholders must be addressed to: Secretary, Momentive Global Inc., One Curiosity Way, San Mateo, California 94403. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, by using the Internet or by mail at your earliest convenience, as instructed on the Notice of Internet Availability of Proxy Materials.

THE BOARD OF DIRECTORS

San Mateo, California

April 25, 2022

APPENDIX A

~~FOURTH~~FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

~~SVMK~~MOMENTIVE GLOBAL INC.

a Delaware corporation

~~SVMK~~Momentive Global Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A.    The name of the Corporation is ~~SVMK~~Momentive Global Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 28, 2011, under the name SurveyMonkey Inc.

B.    This ~~Fourth~~Fifth Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), restates, integrates and further amends the provisions of the Corporation’s ~~Third~~Fourth Amended and Restated Certificate of Incorporation~~, and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL~~.

C.    The text of the Fourth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of this corporation is ~~SVMK~~Momentive Global Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

4.1    Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 900,000,000 shares, consisting of 800,000,000 shares of Common Stock, par value $0.00001 per share (the “Common Stock”), and 100,000,000 shares of Preferred Stock, par value $0.00001 per share (the “Preferred Stock”).

4.2    Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.4 of this Article IV.

4.3    Common Stock.

(a)    The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this certificate of incorporation (this “Certificate of Incorporation” which term, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designation of any series of Preferred Stock), and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law or expressly provided for in this Certificate of Incorporation, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, by any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

(b)    Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors of the Corporation (the “Board”) from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)    In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

4.4    Preferred Stock.

(a)    The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board (authority to do so being hereby expressly vested in the Board). The Board is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certificate of designation filed pursuant to the DGCL the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any series of Preferred Stock, including without limitation dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

(b)    The Board is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

5.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

5.2    Number of Directors; Election; Term.

(a)    Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the entire Board shall be fixed solely by resolution of the Board acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies or unfilled seats in previously authorized directorships.

Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, ~~effective upon~~prior to the ~~closing~~ date of the ~~initial sale of shares of Common Stock in the Corporation’s initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Effective Date”)~~2025 annual meeting of stockholders, the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The ~~initial assignment of members of the Board to each such class shall be made by the Board. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the Effective Date, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each~~ term of office for a director elected prior to the 2022 annual meeting of stockholders~~, commencing with the first regularly-scheduled~~shall remain unchanged. Each director elected at the 2022 annual meeting of stockholders ~~following the Effective Date, each of the successors elected to replace the directors of a class whose term shall have expired at such~~and any annual meeting ~~shall~~thereafter will be elected to hold office ~~until the third~~ for a one-year term expiring at the first annual meeting ~~next~~of stockholders succeeding their election and until their respective successor shall have been duly elected and qualified. ~~Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.~~

(b)    Notwithstanding the foregoing provisions of this Section 5.2, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until their successor is duly elected and qualified or until their earlier death, resignation, or removal.

(c)    Elections of directors need not be by written ballot unless the Bylaws of the Corporation (the “Bylaws”) shall so provide.

5.3    Removal. ~~Effective upon the Effective Date, and subject~~Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, ~~for so long as directors of the Corporation shall be divided into classes,~~ a director may be removed from office ~~by~~in the ~~stockholders of the Corporation only for cause~~manner provided in Section 141(k) of the DGCL.

5.4    Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided in the DGCL or as permitted in the specific case by resolution of the Board, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, and not by stockholders. ~~A~~ If the directors are divided into classes, a person so chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until their successor shall be duly elected and qualified.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend or repeal the Bylaws. With respect to the power of holders of capital stock of the Corporation to adopt, amend and repeal the Bylaws, notwithstanding any other provision of the Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Incorporation, the Bylaws or any Preferred Stock, the affirmative vote of the holders of at least 66% of the voting power of all of the then-outstanding shares entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.

ARTICLE VII

7.1    No Action by Written Consent of Stockholders. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, ~~effective upon the Effective Date~~ any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

7.2    Meetings of Stockholders. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the Corporation may be called only by the Board, acting pursuant to a resolution adopted by a majority of the Whole Board, the chairperson of the Board, the chief executive officer of the Corporation or the president of the Corporation (in the absence of a chief executive officer of the Corporation), but a special meeting of stockholders may not be called by any other person or persons and the ability of the stockholders to call a special meeting is hereby specifically denied. The Board, acting pursuant to a resolution adopted by a majority of the Whole Board, or the chairperson of a meeting of stockholders may cancel, postpone or reschedule any previously scheduled meeting of stockholders at any time, before or after the notice for such meeting has been sent to the stockholders.

7.3    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

7.4    No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VIII

8.1    Limitation of Personal Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

8.2    Indemnification.

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board.

The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Any repeal or amendment of this Article VIII by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article VIII will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of any current or former director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including, without limitation, any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Article V, Article VI, Article VII or this Article IX (including, without limitation, any such article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other article).

IN WITNESS WHEREOF, ~~SVMK~~Momentive Global Inc. has caused this ~~Fourth~~Fifth Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on this ~~28~~[    ]th day of ~~September 2018~~[                ] 2022.

By:
Name: Alexander J. Lurie
Title: Chief Executive Officer

MOMENTIVE GLOBAL, INC. ONE CURIOSITY WAY SAN MATEO, CA 94403 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MNTV2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2022 Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D76422-P73142 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MOMENTIVE GLOBAL, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following nominees: [    ][    ][    ] 2. Election of Directors Nominees: 01) Alexander J. “Zander” Lurie 02) Dana Evan 03) Sagar Gupta The Board of Directors recommends you vote FOR proposals 1, 3 and 4: For Against Abstain 1. Approval of the Amendment of the Certificate of Incorporation of the Company to Declassify the Board of Directors. [    ][    ][    ] 3. Advisory vote to approve named executive officer compensation (“Say-on-Pay”). [    ][    ][    ] 4. Ratification of appointment of Ernst & Young LLP as the independent registered accountants of Momentive, Global Inc. for the fiscal year ending December 31, 2022. [    ][    ][    ] NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D76423-P73142 MOMENTIVE GLOBAL, INC. Annual Meeting of Stockholders June 7, 2022 12:00 PM PDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Alexander J. “Zander” Lurie and Lora D. Blum, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MOMENTIVE, GLOBAL INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, PDT on June 7, 2022, at www.virtualshareholdermeeting.com/MNTV2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side